Exhibit 10.16

LEASE

BY AND BETWEEN

HUB PROPERTIES TRUST
LANDLORD

AND

PHUNWARE, INC.
TENANT

7800 Shoal Creek Boulevard
Austin, Texas

Article 6 Tenant’s Additional Covenants			12
6.1	Affirmative Covenants		12
	6.1.1	Perform Obligations	12
	6.1.2	Use	12
	6.1.3	Repair and Maintenance	13
	6.1.4	Compliance with Law	13
	6.1.5	Indemnification	13
	6.1.6	Landlord’s Right to Enter	14
	6.1.7	Payment of Landlord’s Cost of Enforcement	14
	6.1.8	Yield Up	14
	6.1.9	Rules and Regulations	14
	6.1.10	Estoppel Certificate	14
	6.1.11	Landlord’s Expenses For Consents	14
6.2	Negative Covenants		15
	6.2.1	Assignment and Subletting	15
	6.2.2	Nuisance	18
	6.2.3	Floor Load; Heavy Equipment	18
	6.2.4	Electricity	19
	6.2.5	Installation, Alterations or Additions	19
	6.2.6	Signs	20
	6.2.7	Oil and Hazardous Materials	20

Article 7 Casualty or Taking			21
7.1	Termination		21
7.2	Restoration		21
7.3	Award		22

Article 8 Defaults			22
8.1	Default of Tenant		22
8.2	Remedies		22
8.3	Other Remedies		23
8.4	Landlord’s Right to Cure Defaults		24
8.5	Holding Over		24
8.6	Effect of Waivers of Default		24
8.7	No Waiver, Etc		24
8.8	No Accord and Satisfaction		24

Article 9 Rights of Holders			25

Article 10 Miscellaneous Provisions			26
10.1	Notices		26
10.2	Quiet Enjoyment; Landlord’s Right to Make Alterations, Etc		26
10.3	Waiver of Jury Trial		27
10.4	Lease not to be Recorded; Confidentiality of Lease Terms		27
10.5	Limitation of Landlord’s Liability		27
10.6	Landlord’s Default		28
10.7	Brokerage		28
10.8	Applicable Law and Construction		28
10.9	Waiver of Consumer Right Under DTPA		29
10.10	Waiver of Rights Under Section 93.012 of the Texas Property Code		29
10.11	Waiver of Right to Contest Taxes		29

LEASE

Article 1

Reference Data

1.1 Introduction and Subjects Referred To.

This lease (this “Lease”) is entered into by and between Hub Properties Trust, a Maryland real estate investment trust (“Landlord”), and Phunware, Inc., a Delaware corporation (“Tenant”).

Each reference in this Lease to any of the following terms or phrases shall be construed to incorporate the corresponding definition stated in this Section 1.1.

Date of this Lease:	November 1, 2011.

Building and Property:	That building in the City of Austin, Texas known as Exchange Park and located at 7800 Shoal Creek Boulevard (the “Building”). The Building, the surface parking lot appurtenant to the Building, the sidewalks and driveways adjacent thereto, all other exterior common areas, and the land parcels on which all of the same are located are hereinafter collectively referred to as the “Property”.

Premises:	A portion of the second (2nd) floor of the Building known as Suite 210W, substantially as shown on Exhibit A hereto.

Premises Rentable Area:	3,646 square feet.

Original Term:	The period commencing on the Commencement Date (hereinafter defined) and expiring on the day that is two (2) months following the day preceding the second (2nd) anniversary of the Commencement Date, except that if such day is not the last day of a calendar month, the Original Term shall expire on the last day of the calendar month in which such day occurs.

Commencement Date:	November 1, 2011, subject to the provisions of Section 3.1.

Annual Fixed Rent:	The sum of the following amounts:

Dates	Annual Fixed Rent (per annum)	Monthly Installments
Rent Commencement Date — 10/31/12	$36,460.00	$3,038.33
11/1/12 — 10/31/13	$38,283.00	$3,190.25
11/1/13 — 12/31/13	$40,106.00	$3,342.17

The “Rent Commencement Date” shall be the date that is two (2) months following the Commencement Date. Tenant shall have no obligation to pay Annual Fixed Rent for the period commencing on the Commencement Date and expiring on the day immediately preceding the Rent Commencement Date.

Tenant's Percentage:	Two and forty hundredths percent (2.40%).

Permitted Uses:	General office purposes, subject to the provisions of Section 6.1.2.

Commercial General Liability Insurance Limits:	$3,000,000 per occurrence (combined single limit) for property damage, bodily and personal injury and death.

Original Address of Landlord:	800 W. 34th Street, Suite 220 Austin, TX 78705-1102 Attention: Vice President, Central Region

Original Address of Tenant:	9211 Waterford Centre Boulevard Suite 200 Austin, TX 78758

Address for Payment of Rent:	c/o Reit Management & Research LLC P.O. Box 845992 Boston, MA 02284-5992

Security Deposit:	$11,642.89.

1.2 Exhibits. The Exhibits listed below in this section are incorporated in this Lease by reference and are to be construed as a part of this Lease.

EXHIBIT A. Plan showing the Premises.

EXHIBIT B. Rules and Regulations.

Article 2

Premises and Term

2.1 Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, subject to and with the benefit of the terms, covenants, conditions and provisions of this Lease, the Premises, excluding exterior faces of exterior walls, the common lobbies, hallways, stairways, stairwells, elevator shafts and other common areas, and the escalators, elevators, pipes, ducts, conduits, wires and appurtenant fixtures and other common facilities serving the common areas, the Premises and the premises of other tenants in the Building.

If Landlord so requests, Tenant shall vacate the Premises and relinquish its rights with respect to the same provided that Landlord shall provide to Tenant substitute space in the Building, such space to be reasonably comparable in size, layout, finish and utility to the Premises, and further provided that Landlord shall, at its sole cost and expense, move Tenant and its equipment, furniture and other removable personal property from the Premises to such new space in such manner as will minimize, to the greatest extent practicable, undue interference with the business or operations of Tenant. Any such substitute space shall, from and after the date such space is so provided, be treated as the Premises demised under this Lease, and shall be occupied by Tenant under the same terms, provisions and conditions as are set forth in this Lease.

2.2 Term. The term of this Lease shall be for a period beginning on the Commencement Date and continuing for the Original Term and any extension thereof in accordance with the provisions of this Lease, unless sooner terminated as hereinafter provided. The Original Term and any extension thereof in accordance with the provisions of this Lease is hereinafter referred to as the “term” of this Lease.

2.3 Measurement of the Premises. Landlord and Tenant agree that the Premises Rentable Area identified in Section 1.1 is recited for Landlord’s administrative purposes only and that, although the Annual Fixed Rent has been determined by reference to such square footage (regardless of the possibility that the actual measurement of the Premises may be more or less than the number identified, irrespective of measurement method used), Annual Fixed Rent and Tenant’s Percentage shall not be changed except as expressly provided in this Lease.

Article 3

Commencement and Condition

3.1 Commencement Date. The Commencement Date shall be the date set forth in Section 1.1, subject to the provisions of this Section 3.1. Tenant acknowledges that it is in possession of the Premises pursuant to that certain sublease (the “Sublease”) between Tenant and Pape-Dawson Consulting Engineers, Inc. (“Pape-Dawson”) dated June 2, 2010 and that certain Consent to Sublease Agreement by and among Landlord, Pape-Dawson and Tenant dated June 25, 2010. The term of said Sublease and the term of Pape-Dawson’s lease with respect to the Premises are coterminous, expiring on October 31, 2011. Tenant shall remain in the Premises upon expiration of the Sublease and Pape-Dawson’s lease with respect to the Premises and shall accept the Premises in their “as is” condition as of the Commencement Date subject, however, to Landlord’s obligation to perform Landlord’s Work, as hereinafter defined. In the event of a termination of PapeDawson’s Lease prior to October 31, 2011, the Commencement Date shall be the day following such termination without the execution of any additional documents (i.e., other than this Lease).

3.2 Preparation of the Premises. After the Date of this Lease, Landlord shall, pursuant to a construction schedule reasonably determined by Landlord, construct and finish a demising wall in place of the existing door between the Premises and the adjacent premises (“Landlord’s Work”). Landlord shall exercise all reasonable efforts to substantially complete Landlord’s Work promptly after the Commencement Date, but Tenant shall have no claim against Landlord for failure so to complete Landlord’s Work by any particular date. Landlord’s Work shall be performed in a good and workmanlike manner, in compliance with all applicable laws and codes, using materials and installations meeting Landlord’s minimum standards for the Building.

Landlord shall pay the entire cost of Landlord’s Work and Tenant shall not be liable therefor, except that Tenant shall pay upon demand therefor any increase in the cost of Landlord’s Work that is attributable to any act or omission of Tenant, its employees, agents or contractors, including, without limitation, changes made in Landlord’s Work at the request of Tenant (which changes must first be approved by Landlord at its sole discretion).

Tenant acknowledges that Landlord’s Work may be performed during Normal Building Operating Hours (as defined in the Rules and Regulations), and Tenant shall provide Landlord’s contractor with access to the Premises during such hours. Landlord shall direct its contractor to use all reasonable efforts to coordinate such access and its activities within the Premises with Tenant and to use reasonable efforts to minimize, to the extent practicable, any interference with Tenant’s use of the Premises provided, however, Tenant shall not be entitled to any abatement of Annual Fixed Rent or Additional Rent on account of Taxes or Operating Costs, and Landlord shall incur no liability to Tenant, for any disruption of Tenant’s business caused by the performance of Landlord’s Work including, without limitation, any temporary suspension of services in connection therewith.. Tenant agrees to cooperate with Landlord and Landlord’s contractor and to follow all reasonable directions given by Landlord in connection with the performance of Landlord’s Work. Tenant shall determine what measures are necessary to protect Tenant’s computers, equipment, furnishings and other personal property in the Premises from dirt and dust caused by the performance of Landlord’s Work, and Tenant shall be fully responsible for taking such measures.

Article 4

Rent, Additional Rent, Insurance and Other Charges

4.1 The Annual Fixed Rent. Commencing on the Rent Commencement Date, Tenant shall pay Annual Fixed Rent to Landlord, or as otherwise directed by Landlord, without offset, abatement (except as provided in Article 7), deduction or demand. Annual Fixed Rent shall be payable in equal monthly installments, in advance, commencing on the Rent Commencement Date and thereafter on the first day of each and every calendar month during the term of this Lease, at the Address for Payment of Rent, or at such other place as Landlord shall from time to time designate by notice, by check drawn on a domestic bank.

Annual Fixed Rent for any partial month shall be prorated on a daily basis (based on a 360 day year), and if Annual Fixed Rent commences on a day other than the first day of a calendar month, the first payment which Tenant shall make to Landlord shall be payable on the date Annual Fixed Rent commences and shall be equal to such pro-rated amount plus the installment of Annual Fixed Rent for the succeeding calendar month.

4.2 Additional Rent. Tenant shall pay to Landlord, as Additional Rent, Tenant’s Percentage of Taxes and Operating Costs as provided in Sections 4.2.1 and 4.2.2, and all other charges and amounts payable by or due from Tenant to Landlord (all such amounts referred to in this sentence being “Additional Rent”).

4.2.1 Real Estate Taxes. Commencing on the Rent Commencement Date, Tenant shall pay to Landlord, as Additional Rent, Tenant’s Percentage of Taxes (as hereinafter defined) assessed against the Property (or estimated to be due by governmental authority) for any fiscal tax period (a “Tax Year”) during the term of this Lease (Tenant’s Percentage of Taxes being “Tenant’s Tax Obligation”). Tenant shall pay to Landlord, as Additional Rent commencing on the Rent Commencement Date and thereafter on the first day of each calendar month during the term but otherwise in the manner provided for the payment of Annual Fixed Rent, estimated payments on account of Tenant’s Tax Obligation, such monthly amounts to be sufficient to provide Landlord by the time Tax payments are due or are to be made by Landlord a sum equal to Tenant’s Tax Obligation for the then current Tax Year, as reasonably estimated by Landlord from time to time. Within a reasonable period of time after the end of each Tax Year during the term, Landlord shall give Tenant a notice setting forth the amount of Taxes for the preceding Tax Year and a computation of Tenant’s Tax Obligation. If the total of Tenant’s monthly remittances on account of Tenant’s Tax Obligation for any Tax Year is greater than Tenant’s Tax Obligation for such Tax Year, Landlord shall credit such overpayment against Tenant’s subsequent obligations on account of Taxes (or promptly refund such overpayment if the term of this Lease has ended and Tenant has no further obligations to Landlord); if the total of such remittances is less than Tenant’s Tax Obligation for such Tax Year, Tenant shall pay the difference to Landlord within ten (10) days after being so notified by Landlord.

In the event that the Rent Commencement Date shall occur or the term of this Lease shall expire or be terminated during any Tax Year, or should the Tax Year or period of assessment of real estate taxes be changed or be more or less than one (1) year, or should Tenant’s Percentage be modified during any Tax Year due to a change in the rentable area of the Building and/or the Premises or otherwise, as the case may be, then the amount of Tenant’s Tax Obligation which may be otherwise payable by Tenant as provided in this Section 4.2.1 shall be pro-rated on a daily basis based on a 360 day Tax Year.

“Taxes” shall mean all taxes, assessments, excises and other charges and impositions which are general or special, ordinary or extraordinary, foreseen or unforeseen, of any kind or nature which are levied, assessed or imposed by any governmental authority upon or against or with respect to the Property, Landlord, or the owner or lessee of personal property used by or on behalf of Landlord in connection with the Property, or taxes in lieu thereof, and additional types of taxes to supplement real estate taxes due to legal limits imposed thereon. If, at any time any tax or excise on rents or other taxes, however described, are levied or assessed against Landlord, either wholly or partially in substitution for, or in addition to, real estate taxes assessed or levied on the Property, such tax or excise on rents or other taxes shall be included in Taxes; however, Taxes shall not include franchise, estate, inheritance, succession, capital levy, income taxes (except to the extent that a tax on income or revenue is levied solely on rental revenues and not on other types of income and then only from rental revenue generated by or attributable to the Property) or excess profits taxes assessed on Landlord. Taxes also shall include all court costs, attorneys’, consultants’ and accountants’ fees, and other expenses incurred by Landlord in analyzing and contesting Taxes through and including all appeals. Taxes shall include any estimated payment made by Landlord on account of a fiscal tax period for which the actual and final amount of taxes for such period has not been determined by the governmental authority as of the date of any such estimated payment.

4.2.2 Operating Costs. Commencing on the Rent Commencement Date, Tenant shall pay to Landlord, as Additional Rent, Tenant’s Percentage of all Operating Costs, as hereinafter defined, paid or incurred by Landlord with respect to the Property in any twelve-month period established by Landlord (an “Operating Year”) during the term of this Lease (Tenant’s Percentage of Operating Costs being “Tenant’s Operating Cost Obligation”). Tenant shall pay to Landlord, as Additional Rent, commencing on the Rent Commencement Date and thereafter on the first day of each calendar month during the term but otherwise in the manner provided for the payment of Annual Fixed Rent, estimated payments on account of Tenant’s Operating Cost Obligation, such monthly amounts to be sufficient to provide to Landlord, by the end of each Operating Year, a sum equal to Tenant’s Operating Cost Obligation for such Operating Year, as estimated by Landlord from time to time. Within a reasonable period of time after the end of each Operating Year during the term, Landlord shall furnish to Tenant an itemized statement setting forth the amount of Operating Costs for the preceding Operating Year and a computation of Tenant’s Operating Cost Obligation, prepared and computed in accordance with then prevailing customs and practices of the real estate industry in the greater Austin, Texas area, consistently applied. Any such year-end statement by Landlord relating to Operating Costs shall be final and binding upon Tenant unless it shall within thirty (30) days after receipt thereof, contest any items therein by giving notice to Landlord specifying each item contested and the reasons therefor. If, at the expiration of each Operating Year in respect of which monthly installments on account of Tenant’s Operating Cost Obligation shall have been made as aforesaid, the total of such monthly remittances is greater than Tenant’s Operating Cost Obligation for such Operating Year, Landlord shall credit such overpayment against Tenant’s subsequent obligations on account of Operating Costs (or promptly refund such overpayment if the term of this Lease has ended and Tenant has no further obligation to Landlord); if the total of such remittances is less than Tenant’s Operating Cost Obligation for such Operating Year, Tenant shall pay the difference to Landlord within ten (10) days after being so notified by Landlord.

In the event that the Rent Commencement Date shall occur or the term of this Lease shall expire or be terminated during any Operating Year or Tenant’s Percentage shall be modified during any Operating Year due to a change in the rentable area of the Building and/or the Premises or otherwise, as the case may be, then the amount of Tenant’s Operating Cost Obligation which may be payable by Tenant as provided in this Section 4.2.2 shall be pro-rated on a daily basis based on a 360 day Operating Year.

“Operating Costs” shall be all costs and expenses paid or incurred for the operation, cleaning, management, maintenance, insurance, repair, replacement, decoration, upkeep, protection and security of the Property or any part or component thereof.

If any item of Operating Costs is a capital expenditure, Landlord may include in Operating Costs for such Operating Year in which such expenditure was made and in Operating Costs for each succeeding Operating Year an annual charge-off of such capital expenditure. Annual charge-offs shall be determined by dividing the original capital expenditure plus an interest factor, reasonably determined by Landlord as being the interest rate then being charged for long-term mortgages by institutional lenders on like properties within the locality in which the Building is located, by the number of years of useful life of the improvement, repair, alteration or replacement made with the capital expenditure; as determined reasonably by Landlord.

In addition, if during any portion of any Operating Year for which Operating Costs are being computed, less than ninety five percent (95%) of the rentable area of the Building was leased to tenants or if Landlord is supplying less than ninety five percent (95%) of the rentable area of the Building with the services and utilities being supplied hereunder, actual Operating Costs incurred shall be reasonably projected by Landlord on an item-by-item basis to the estimated Operating Costs that would have been incurred if ninety five percent (95%) of the Building were occupied for such Operating Year and such services and utilities were being supplied to ninety five percent (95%) of the rentable area of the Building, and such projected amount shall, for the purposes hereof, be deemed to be the Operating Costs for such Operating Year.

4.3 Personal Property and Sales Taxes. Tenant shall pay all taxes charged, assessed or imposed upon the personal property of Tenant and all taxes on the sales of inventory, merchandise and any other goods by Tenant in or upon the Premises.

4.4 Insurance.

4.4.1 Insurance Policies. Tenant shall, at its expense, take out and maintain, throughout the term of this Lease, the following insurance:

(a) Commercial general liability insurance (on an occurrence basis, including without limitation, broad form contractual liability, bodily injury, property damage, fire legal liability, and products and completed operations coverage) under which Tenant is named as an insured and Landlord and Landlord’s managing agent (and the holder of any mortgage on the Premises or Property, as set out in a notice from time to time) are named as additional insureds as their interests may appear, in an amount which shall, at the beginning of the term, be at least equal to the Commercial General Liability Insurance Limits, and, which, from time to time during the term, shall be for such higher limits, if any, as Landlord shall determine to be customarily carried in the area in which the Premises are located at property comparable to the Premises and used for similar purposes;

(b) Worker’s compensation insurance with statutory limits covering all of Tenant’s employees working on the Premises;

(c) So-called “special form” property insurance on a “replacement cost” basis with an agreed value endorsement covering all furniture, furnishings, fixtures and equipment and other personal property brought to the Premises by Tenant and anyone acting under Tenant and all improvements and betterments to the Premises performed at Tenant’s expense; and

(d) So-called “business income and extra expense” insurance covering twelve months loss of income.

4.4.2 Requirements. All such policies shall contain a clause confirming that such policy and the coverage evidenced thereby shall be primary with respect to any insurance policies carried by Landlord and shall be obtained from responsible companies qualified to do business and in good standing in the State of Texas and shall have a general policy holder’s rating in Best’s of at least A+ X. A certificate of the insurer, certifying that such policy has been issued and paid in full, providing the coverage required by this Section and containing provisions specified herein, shall be delivered to Landlord prior to the commencement of the term of this Lease and, upon renewals, not less than thirty (30) days prior to the expiration of such coverage. Each such policy shall be non-cancelable and not materially changed with respect to the interest of Landlord and such mortgagees of the Property without at least thirty (30) days’ prior written notice thereto. Landlord may, at any time, and from time to time, inspect and/or copy any and all insurance policies required to be procured by Tenant hereunder.

4.4.3 Waiver of Subrogation. Landlord and Tenant shall each endeavor to secure an appropriate clause in, or an endorsement upon, each property damage insurance policy obtained by it and covering the Building, the Premises or the personal property, fixtures and equipment located therein or thereon, pursuant to which the respective insurance companies waive subrogation and permit the insured, prior to any loss, to agree with a third party to waive any claim it might have against said third party. The waiver of subrogation or permission for waiver of any claim hereinbefore referred to shall extend to the agents of each party and its employees and, in the case of Tenant, shall also extend to all other persons and entities occupying or using the Premises by, through or under Tenant.

Subject to the foregoing provisions of this Section 4.4.3, and insofar as may be permitted by the terms of the property insurance policies carried by it, each party hereby releases the other with respect to any claim which it might otherwise have against the other party for any loss or damage to its property to the extent such damage is actually covered or would have been covered by policies of property insurance required by this Lease to be carried by the respective parties hereunder. In addition, Tenant agrees to exhaust any and all claims against its insurer(s) prior to commencing an action against Landlord for any loss covered by insurance required to be carried by Tenant hereunder.

4.5 Utilities. Tenant shall pay all charges for telephone and other utilities or services not supplied by Landlord pursuant to Section 5.1.1 and the first sentence of Section 5.1.2, whether designated as a charge, tax, assessment, fee or otherwise, all such charges to be paid as the same from time to time become due. Except as otherwise provided in this Section 4.5 or in Article 5, it is understood and agreed that Tenant shall make its own arrangements for the installation or provision of all utilities and services and that Landlord shall be under no obligation to furnish any utilities to the Premises.

4.6 Late Payment of Rent. If any installment of Annual Fixed Rent or any Additional Rent is not paid on or before the date the same is due, it shall bear interest (as Additional Rent) from the date due until the date paid at the Default Rate (as defined in Section 8.4). In addition, if any installment of Annual Fixed Rent or Additional Rent is unpaid for more than five (5) days after the date due, Tenant shall pay to Landlord a late charge equal to the greater of One Hundred Dollars ($100) or five percent (5%) of the delinquent amount. The parties agree that the amount of such late charge represents a reasonable estimate of the cost and expense that would be incurred by Landlord in processing and administration of each delinquent payment by Tenant, but the payment of such late charges shall not excuse or cure any default by Tenant under this Lease. Absent specific provision to the contrary, all Additional Rent shall be due and payable in full ten (10) days after demand by Landlord.

4.7 Security Deposit. Upon execution of this Lease, Tenant shall deposit with Landlord the Security Deposit. The Security Deposit shall be held by Landlord as security for the faithful performance of all the terms of this Lease to be observed and performed by Tenant. The Security Deposit shall not be mortgaged, assigned, transferred or encumbered by Tenant and any such act on the part of Tenant shall be without force and effect and shall not be binding upon Landlord. Tenant shall cause the Security Deposit to be maintained throughout the term in the amount set forth in Section 1.1.

If the Annual Fixed Rent or Additional Rent payable hereunder shall be overdue and unpaid or should Landlord make any payment on behalf of the Tenant, or Tenant shall fail to perform any of the terms of this Lease, then Landlord may, at its option and without notice or prejudice to any other remedy which Landlord may have on account thereof, appropriate and apply the entire Security Deposit or so much thereof as may be necessary to compensate Landlord toward the payment of Annual Fixed Rent, Additional Rent or other sums or loss or damage sustained by Landlord due to such breach by Tenant; and Tenant shall forthwith upon demand restore the Security Deposit to the amount stated in Section 1.1. Notwithstanding the foregoing, upon the application by Landlord of all or any portion of the Security Deposit (with or without notice thereof to Tenant) to compensate Landlord for a failure by Tenant to pay any Annual Fixed Rent or Additional Rent when due or to perform any other obligation hereunder, and until Tenant shall have restored the Security Deposit to the amount required by Section 1.1, Tenant shall be deemed to be in default in the payment of Additional Rent for purposes of Section 8.1(i) hereof. So long as Tenant shall not be in default of its obligations under this Lease, Landlord shall return the Security Deposit, or so much thereof as shall have not theretofore been applied in accordance with the terms of this Section 4.7 (and less any amounts Landlord shall estimate shall be due from Tenant following yearend reconciliation of Operating Costs and Taxes), to Tenant promptly following the expiration or earlier termination of the term of this Lease and the surrender of possession of the Premises by Tenant to Landlord in accordance with the terms of this Lease. While Landlord holds the Security Deposit, Landlord shall have no obligation to pay interest on the same and shall have the right to commingle the same with Landlord’s other funds. If Landlord conveys Landlord’s interest under this Lease, the Security Deposit, or any part thereof not previously applied, shall be turned over by Landlord to Landlord’s grantee, and Tenant shall look solely to such grantee for proper application of the Security Deposit in accordance with the terms of this Section 4.7 and the return thereof in accordance herewith. The holder of a mortgage on the Property shall not be responsible to Tenant for the return or application of the Security Deposit, whether or not it succeeds to the position of Landlord hereunder, unless such holder actually receives the Security Deposit.

Article 5

Landlord’s Covenants

5.1 Affirmative Covenants. Landlord shall, during the term of this Lease provide the following:

5.1.1 Heat and Air-Conditioning. Landlord shall furnish heat, ventilation and air-conditioning (“1IVAC”) to the Premises sufficient to maintain the Premises at comfortable temperatures for general office use, subject to all federal, state and municipal regulations, during Normal Building Operating Hours. If Tenant shall require HVAC service outside the hours and days above specified, Landlord may furnish such service and Tenant shall pay therefor such charges as may from time to time be in effect. In the event Tenant locates an excessive number of persons or heat-generating equipment in the Premises which overloads the capacity of the Building HVAC systems or in any other way interferes with such system’s ability to perform adequately its proper functions, supplementary systems may, if and as needed, at Landlord’s option, be provided by Landlord, at Tenant’s expense. Landlord shall have no responsibility for providing any service from Separate HVAC Equipment, as defined in Section 6.1.3.

5.12 Electricity. Landlord shall furnish to the Premises electricity in reasonable amounts for customary office uses. Electrical service to any Separate HVAC Equipment shall be separately metered by Tenant at its sole cost and expense and Tenant shall pay all charges for such electrical service directly to the provider.

5.1.3 Cleaning; Water. Landlord shall provide cleaning, maintenance and landscaping to the common areas of the Building and Property (including snow removal to the extent necessary to maintain reasonable access to the Building) in accordance with standards generally prevailing throughout the term hereof in comparable office buildings in the greater Austin, Texas area; and furnish water for ordinary drinking, lavatory and toilet facilities (as opposed to special laboratory or other uses in excess of general office uses) and shall cause the Premises to be cleaned in accordance with standards of comparable office buildings in the greater Austin, Texas area.

Landlord, its cleaning contractor and their respective employees shall have access to the Premises after 6:00 p.m. and before 8:00 a.m. and shall have the right to use, without charge therefor, all light, power and water in the Premises reasonably required to clean the Premises as required hereunder.

If Tenant uses water for any purpose other than ordinary drinking, lavatory and toilet purposes, Landlord may assess a reasonable charge for the additional water so used, or install a water meter and thereby measure Tenant’s water consumption for all purposes. In the latter event, Tenant shall pay the cost of the meter and the cost of installation thereof and shall keep such meter and installation equipment in good working order and repair. Tenant agrees to pay for water consumed, as shown on such meter, together with the sewer charge based on such meter charges, as and when bills are rendered, and if Tenant shall fail to make such payment, Landlord may pay such charges and collect the same from Tenant as Additional Rent.

5.1.4 Elevator and Lighting. Landlord shall furnish non-exclusive passenger elevator service from the lobby to the Premises; purchase and install all building standard lamps, tubes, bulbs, starters and ballasts for lighting fixtures in the Premises at Tenant’s expense; and provide lighting to public and common areas of the Property.

5.1.5 Repairs. Except as otherwise expressly provided herein, Landlord shall make such repairs and replacements to the roof, exterior walls, floor slabs and other structural components of the Building, and to the common areas and facilities of the Building (including any common plumbing, electrical and HVAC equipment, elevators and any other common equipment or systems in the Building) as may be necessary to keep them in good repair and condition (exclusive of equipment installed by Tenant and except for those repairs required to be made by Tenant pursuant to Section 6.1.3 hereof and repairs or replacements occasioned by any act or negligence of Tenant, its servants, agents, customers, contractors, employees, invitees, or licensees).

5.1.6 Parking. During the term of this Lease, Landlord shall provide Tenant with access to parking spaces at the Property as follows:

(a) Tenant and Tenant’s employees shall have the right to use not snore than sixteen (16) parking spaces in the surface parking lots (the “Parking Facility”) appurtenant to the Building. All parking spaces shall be unreserved until further notice.

(b) Tenant shall use its parking spaces in the Parking Facility for the parking of passenger vehicles of Tenant and its employees only. No vehicles shall be left in the Parking Facility overnight.

(c) Landlord reserves the right to implement and modify systems to regulate access to and use of the Parking Facility, including, without limitation, creating of reserved parking, parking passes, parking stickers, and card key access or any other system reasonably designated by Landlord.

(d) Tenant acknowledges that Landlord is not required to provide any security or security services for the Parking Facility. If the whole or any part of such personal property shall be lost, destroyed or damaged by fire, water (including, without limitation, leaks from pipes, groundwater, or flooding from any other source) or other casualty, by theft or from any other cause, no part of such loss or damage is to be charged to or borne by Landlord unless the same is caused by the willful misconduct of Landlord or Landlord’s agents or employees. Tenant acknowledges and agrees that the owners of the vehicles parked in the Parking Facility shall be solely responsible for insuring said vehicles.

(e) Tenant shall indemnify and shall hold Landlord harmless from and against all claims, loss, cost, or damage arising out of the use by Tenant and its employees and invitees of the Parking Facility, except to the extent caused by the willful misconduct of Landlord or Landlord’s agent or employees.

(f) Landlord reserves the right to designate and redesignate reserved and unreserved parking areas within the Parking Facility, to change entrances or exits and alter traffic flow within the Parking Facility, and to modify the Parking Facility to any extent.

(g) Tenant shall cause its employees and invitees to comply with the Rules and Regulations pertaining to the Parking Facility, as the same may be amended, revised or supplemented (the “Parking Facility Rules and Regulations”). The failure of Landlord to enforce any of the Parking Facility Rules and Regulations against any person shall not be deemed to be a waiver of such Parking Facility Rules and Regulations. Tenant shall be liable for all injuries or damages sustained by Landlord or by other tenants, occupants or invitees of the Building arising by reason of any breach of the Parking Facility Rules or Regulations by Tenant or by Tenant’s employees or invitees.

5.2 Interruption. Landlord shall have no responsibility or liability to Tenant for failure, interruption, inadequacy, defect or unavailability of any services, facilities, utilities, repairs or replacements or for any failure or inability to provide access or to perform any other obligation under this Lease caused by breakage, accident, fire, flood or other casualty, strikes or other labor trouble, order or regulation of or by any governmental authority, inclement weather, repairs, inability to obtain or shortages of utilities, supplies, labor or materials, war, civil commotion or other emergency, transportation difficulties or due to any act or neglect of Tenant or Tenant’s servants, agents, employees or licensees or for any other cause beyond the reasonable control of Landlord, and in no event shall Landlord be liable to Tenant for any indirect or consequential damages suffered by Tenant due to any such failure, interruption, inadequacy, defect or unavailability; and failure or omission on the part of Landlord to furnish any of same for any of the reasons set forth in this paragraph shall not be construed as an eviction of Tenant, actual or constructive, nor entitle Tenant to an abatement of rent, nor render Landlord liable in damages, nor release Tenant from prompt fulfillment of any of its covenants under this Lease.

Landlord reserves the right to deny access to the Building and to interrupt the services of the HVAC, plumbing, electrical or other mechanical systems or facilities in the Building when necessary from time to time by reason of accident or emergency, or for repairs, alterations, replacements or improvements which in the reasonable judgment of Landlord are desirable or necessary, until such repairs, alterations, replacements or improvements shall have been completed. Landlord shall use reasonable efforts to minimize the duration of any such interruption and to give to Tenant at least three (3) days’ notice if service is to be interrupted, except in cases of emergency.

53 Access to Building. During Normal Building Operating Hours, the Building shall, subject to the provisions of Section 5.2, be open and access to the Premises shall be freely available, subject to the Rules and Regulations. During periods other than Normal Building Operating Hours, Tenant shall have access to the Premises, but such access shall also be subject to the Rules and Regulations.

Article 6

Tenant’s Additional Covenants

6.1 Affirmative Covenants. Tenant shall do the following:

6.1.1 Perform Obligations. Tenant shall perform promptly all of the obligations of Tenant set forth in this Lease; and pay when due the Annual Fixed Rent and Additional Rent and all other amounts which by the terms of this Lease are to be paid by Tenant.

6.1.2 Use. Tenant shall, during the term of this Lease, use the Premises only for the Permitted Uses and from time to time, procure and maintain all licenses and permits necessary therefor and for any other use or activity conducted at the Premises, at Tenant’s sole expense. The Permitted Uses shall expressly exclude use for utility company offices, or employment agency or governmental or quasi-governmental offices.

6.1.3 Repair and Maintenance. Tenant shall, during the term of this Lease, maintain the Premises in neat and clean order and condition and perform all repairs to the Premises and all fixtures, systems, and equipment therein (including Tenant’s equipment and other personal property and any HVAC equipment serving all or any portion of the Premises to the exclusion of any other space in the Building (“Separate H.VAC Equipment”)) as are necessary to keep them in good and clean working order, appearance and condition, reasonable use and wear thereof and damage by fire or by unavoidable casualty only excepted and shall replace any damaged or broken glass in windows and doors of the Premises (except glass in the exterior walls of the Building) with glass of the same quality as that damaged or broken.

6.1.4 Compliance with Law. Tenant shall, during the term of this Lease, make all repairs, alterations, additions or replacements to the Premises required by any law or ordinance or any order or regulation of any public authority; keep the Premises safe and equipped with all safety appliances so required; and comply with, and perform all repairs, alterations, additions or replacements required by, the orders and regulations of all governmental authorities with respect to zoning, building, fire, health and other codes, regulations, ordinances or laws applicable to the Premises or other portions of the Property and arising out of any use being conducted in or on the Premises or arising out of any work performed by Tenant.

6.1.5 Indemnification. Tenant shall neither hold, nor attempt to hold, Landlord or its employees or Landlord’s agents or their employees liable for, and Tenant shall indemnify and hold harmless Landlord, its employees and Landlord’s agents and their employees from and against, any and all demands, claims, causes of action, fines, penalties, damage, liabilities, judgments and expenses (including, without limitation, attorneys’ fees) incurred in connection with or arising from: (i) the use or occupancy or manner of use or occupancy of the Premises by Tenant or any person claiming under Tenant; (ii) any matter occurring on the Premises during the term; (iii) any acts, omissions or negligence of Tenant or any person claiming under Tenant, or the contractors, agents, employees, invitees or visitors of Tenant or any such person; (iv) any breach, violation or nonperformance by Tenant or any person claiming under Tenant or the employees, agents, contractors, invitees or visitors of Tenant or any such person of any term, covenant or provision of this Lease or any law, ordinance or governmental requirement of any kind; (v) claims of brokers or other persons for commissions or other compensation arising out of any actual or proposed sublease of any portion of the Premises or assignment of Tenant’s interest under this Lease, or Landlord’s denial of consent thereto or exercise of any of Landlord’s other rights under Section 6.2.1; and (vi ) any injury or damage to the person, property or business of Tenant, its employees, agents, contractors, invitees, visitors or any other person entering upon the Property under the express or implied invitation of Tenant. If any action or proceeding is brought against Landlord or its employees or Landlord’s agents or their employees by reason of any such claim, Tenant, upon notice from Landlord, shall defend the same, at Tenant’s expense, with counsel reasonably satisfactory to Landlord. Notwithstanding the foregoing in no event shall this Section 6.1.5 require Tenant to indemnify or defend Landlord or its employees or Landlord’s agents or their employees against any loss, cost, damage, liability, claim, or expense to the extent arising out of the gross negligence or willful misconduct of Landlord or its employees or Landlord’s agents or their employees.

6.1.6 Landlord’s Right to Enter. Tenant shall, during the term of this Lease, permit Landlord and its agents and invitees to enter into and examine the Premises at reasonable times and to show the Premises to prospective lessees, lenders, partners and purchasers and others having a bonafide interest in the Premises, and to make such repairs, alterations and improvements and to perform such testing and investigation as Landlord shall reasonably determine to make or perform, and, during the last six (6) months prior to the expiration of this Lease, to keep affixed in suitable places notices of availability of the Premises.

6.1.7 Payment of Landlord’s Cost of Enforcement. Tenant shall pay on demand Landlord’s expenses, including reasonable attorneys’ fees, incurred in enforcing any obligation of Tenant under this Lease.

6.1.8 Yield Up. Tenant shall, at the expiration or earlier termination of the term of this Lease, surrender all keys to the Premises; remove all of its trade fixtures and personal property in the Premises; remove such installations (including wiring and cabling wherever located), alterations and improvements made (or if applicable, restore any items removed) by or on behalf of Tenant as Landlord may request and all Tenant’s signs wherever located; repair all damage caused by such removal; and vacate and yield up the Premises (including all installations, alterations and improvements made by or on behalf of Tenant except as Landlord shall request Tenant to remove), broom clean and in the same good order and repair in which Tenant is obliged to keep and maintain the Premises by the provisions of this Lease. Any property not so removed shall be deemed abandoned and may be removed and disposed of by Landlord in such manner as Landlord shall determine and Tenant shall pay Landlord the entire cost and expense incurred by it in effecting such removal and disposition.

6.1.9 Rules and Regulations. Tenant shall, during the term of this Lease, observe and abide by the Rules and Regulations of the Building set forth as Exhibit B, as the same may from time to time be amended, revised or supplemented (the “Rules and Regulations”). Tenant shall further be responsible for compliance with the Rules and Regulations by the employees, servants, agents and visitors of Tenant.

6.1.10 Estoppel Certificate. Tenant shall, within ten (10) days’ following written request by Landlord, execute, acknowledge and deliver to Landlord a statement in form satisfactory to Landlord in writing certifying that this Lease is unmodified and in full force and effect and that Tenant has no defenses, offsets or counterclaims against its obligations to pay the Annual Fixed Rent and Additional Rent and any other charges and to perform its other covenants under this Lease (or, if there have been any modifications, that this Lease is in full force and effect as modified and stating the modifications and, if there are any defenses, offsets or counterclaims, setting them forth in reasonable detail), the dates to which the Annual Fixed Rent and Additional Rent and other charges have been paid, and any other matter pertaining to this Lease. Any such statement delivered pursuant to this Section 6.1.10 may be relied upon by any prospective purchaser or mortgagee of the Property, or any prospective assignee of such mortgage.

6.1.11 Landlord’s Expenses For Consents. Tenant shall reimburse Landlord, as Additional Rent, promptly on demand for all reasonable legal, engineering and other professional services expenses incurred by Landlord in connection with all requests by Tenant for consent or approval hereunder.

6.2 Negative Covenants. Tenant shall not do the following.

6.2.1 Assignment and Subletting. Tenant shall not assign, mortgage, pledge, hypothecate, encumber or otherwise transfer this Lease or sublease (which term shall be deemed to include the granting of concessions and licenses and the like) all or any part of the Premises or suffer or permit this Lease or the leasehold estate hereby created or any other rights arising under this Lease to be assigned, transferred, mortgaged, pledged, hypothecated or encumbered, in whole or in part, whether voluntarily, involuntarily or by operation of law, or permit the use or occupancy of the Premises by anyone other than Tenant, except as hereinafter provided. Unless Tenant’s stock shall be traded on a domestic national securities exchange, any transfer of the stock or partnership or beneficial interests or other evidences of ownership of Tenant or the issuance of additional stock or partnership or beneficial interests or other indicia of ownership in Tenant or any transaction pursuant to which Tenant is merged or consolidated with another entity or pursuant to which all or substantially all of Tenant’s assets are transferred to any other entity shall be deemed to be an assignment of this Lease.

Notwithstanding the foregoing, Tenant may, without the need for Landlord’s consent, but only upon not less than ten (10) days prior notice to Landlord, assign its interest in this Lease (a “Permitted Assignment”) to (i) any entity which shall be a successor to Tenant either by merger or consolidation (a “Merger”) or to a purchaser of all or substantially all of Tenant’s assets in either case provided the successor or purchaser shall have a tangible net worth, after giving effect to the transaction, of not less than the greater of the net worth of Tenant named in Section 1.1 as of the Date of this Lease or the net worth of Tenant named in Section 1.1 immediately prior to such Merger or sale (the “Required Net Worth”) or (ii) any entity (an “Affiliate”) which is a direct or indirect subsidiary or parent (or a direct or indirect subsidiary of a parent) of the named Tenant set forth in Section 1.1, in either case of (i) or (ii) only so long as (1) the principal purpose of such assignment is not the acquisition of Tenant’s interest in this Lease (except if such assignment is made for a valid intracorporate business purpose to an Affiliate) and is not made to circumvent the provisions of this Section 6.2.1, (II) except if pursuant to a Merger permitted by clause (i) above, Tenant shall, contemporaneously with such assignment, provide Landlord with a fully executed counterpart of any such assignment, which assignment shall comply with the provisions of this Section 6.2.1 and shall include an agreement by the assignee in form reasonably satisfactory to Landlord, to assume all of Tenant’s obligations under this Lease and be bound by all of the terms of this Lease, (Ill) in the case of an actual or deemed assignment pursuant to clause (i), Tenant shall provide Landlord, not less than ten (10) days in advance of any such assignment, evidence reasonably satisfactory to Landlord of the Required Net Worth of the successor or purchaser, and (IV) there shall not be a Default of Tenant at the effective date of such assignment. Tenant shall also be permitted, without the need for Landlord’s consent, but only upon not less than ten (10) days prior notice to Landlord, to enter into any sublease (a “Permitted Sublease”) with any Affiliate provided that such sublease shall expire upon any event pursuant to which the sublessee thereunder shall cease to be an Affiliate. Any assignment to an Affiliate shall provide that it may, at Landlord’s election, be terminated and deemed void if during the term of this Lease such assignee or any successor to the interest of Tenant hereunder shall cease to be an Affiliate.

In the event that Tenant shall intend to enter into any sublease or assignment other than a Permitted Sublease or Permitted Assignment, then Tenant shall, not later than sixty (60) days prior to the proposed commencement of such sublease or assignment, give Landlord notice of such intent, identifying the proposed subtenant or assignee, all of the terms and conditions of the proposed sublease or assignment and such other information as the Landlord may reasonably request. In such case Landlord may elect (a) to terminate the term of this Lease if Tenant intends to assign this Lease, or to sublease (including expansion options) more than fifty percent (50%) of the Premises for a term (including extension options) of more than half of the remaining term hereof or (b) to exclude from the Premises, for the term of such proposed sublease, the portion thereof to be sublet if the conditions set forth in (a) do not prevail, by giving notice to Tenant of such election not later than thirty (30) days after receiving notice of such intent from Tenant. If Landlord shall give such notice within such thirty (30) day period, upon the later to occur of (A) the proposed date of commencement of such proposed sublease or assignment, or (B) the date which is thirty (30) days after Landlord’s notice, the term of this Lease shall terminate or the Premises shall be reduced to exclude the portion of the Premises intended for subletting, in which case Annual Fixed Rent and Tenant’s Percentage shall be correspondingly reduced. If Landlord shall not give such notice, but Tenant shall not enter into such sublease or assignment on the terms and conditions set forth in such notice from Tenant within one hundred twenty (120) days of the initially proposed sublease commencement date and shall still desire to enter into any sublease or assignment, the first sentence of this paragraph shall again become applicable.

If Landlord shall not elect to terminate the term of this Lease or to exclude from the Premises the area to be sublet pursuant to the preceding paragraph, then Landlord shall not unreasonably condition or withhold its consent to the applicable assignment or sublease, provided that, in addition to any other grounds for withholding of consent, Landlord may withhold its consent if in Landlord’s good faith judgment: (i) the proposed assignee or subtenant does not have the financial strength to perform its obligations under the proposed assignment or sublease; (ii) the business and operations of the proposed assignee or subtenant are not of comparable quality to the business and operations being conducted by the majority of other tenants in the Building; (iii) the proposed assignee or subtenant is a business competitor of Landlord or is an affiliate of a business competitor of Landlord; (iv) the identity of the proposed assignee or subtenant is, or the intended use of any part of the Premises would be, in Landlord’s determination, inconsistent with first-class office space or Landlord’s commitments to other tenants in the Building or any covenants, conditions or restrictions affecting the Property; (v) at the time of the proposed assignment or subleasing Landlord is able to meet the space requirements of Tenant’s proposed assignee or subtenant by leasing available space in the Building to such person or entity and either (a) the proposed assignee or subtenant is a tenant or other occupant of the Building (or is an entity affiliated with any such tenant or occupant), or (b) the proposed assignee or subtenant is a party, or is affiliated with any party, which shall have entered into negotiation with Landlord for space in the Building within the preceding twelve (12) months; (vi) the use of the Premises or the Building by the proposed assignee or subtenant would increase Operating Costs, require any alterations to the Building to cause the Building to comply with applicable laws, or otherwise cause Landlord to incur any additional cost or expense or (vii) any such sublease shall result in the Premises being occupied by more than two (2) parties (including Tenant) at any one time.

If this Lease is assigned or if the Premises or any part thereof are sublet (or occupied by any party other than Tenant and its employees) Landlord may collect the rents from such assignee, subtenant or occupant, as the case may be, and apply the net amount collected to the Annual Fixed Rent and Additional Rent herein reserved, but no such collection shall be deemed a waiver of the provisions set forth in the first paragraph of this Section 6.2.1, the acceptance by Landlord of such assignee, subtenant or occupant, as the case may be, as a tenant, or a release of Tenant from the future performance by Tenant of its covenants, agreements or obligations contained in this Lease.

Any sublease of all or any portion of the Premises shall provide that it is subject and subordinate to this Lease and to the matters to which this Lease is or shall be subject or subordinate, that other than the payment of Annual Fixed Rent and Additional Rent due pursuant to Sections 4.1, 4.2.1 and 4.2.2 or any obligation relating solely to those portions of the Premises which are not part of the subleased premises, the subtenant shall comply with and be bound by all of the obligations of Tenant hereunder, that unless Landlord waives such prohibition, the subtenant may not enter into any sub-sublease, sublease assignment, license or any other agreement granting any right of occupancy of any portion of the subleased premises; and that Landlord shall be an express beneficiary of any such obligations, and that in the event of termination of this Lease or reentry or dispossession of Tenant by Landlord under this Lease, Landlord may, at its option, take over all of the right, title and interest of Tenant, as sublessor under such sublease, and such subtenant shall, at Landlord’s option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that neither Landlord nor any mortgagee of the Property, as holder of a mortgage or as Landlord under this Lease if such mortgagee succeeds to that position, shall (a) be liable for any act or omission of Tenant under such sublease, (b) be subject to any credit, counterclaim, offset or defense which theretofore accrued to such subtenant against Tenant, or (c) be bound by any previous modification of such sublease unless consented to by Landlord and such mortgagee or by any previous prepayment of more than one (1) month’s rent, (d) be bound by any covenant of Tenant to undertake or complete any construction of the Premises or any portion thereof, (e) be required to account for any security deposit of the subtenant other than any security deposit actually received by Landlord, (f) be bound by any obligation to make any payment to such subtenant or grant any credits unless specifically agreed to by Landlord and such mortgagee, (g) be responsible for any monies owing by Tenant to the credit of subtenant or (h) be required to remove any person occupying the Premises or any part thereof; and such sublease shall provide that the subtenant thereunder shall, at the request of Landlord, execute a suitable instrument in confirmation of such agreement to attorn. The provisions of this paragraph shall not be deemed a waiver of the provisions set forth in the first paragraph of this Section 6.2.1.

Tenant shall not enter into, nor shall it permit any person having an interest in the possession, use, occupancy or utilization of any part of the Premises to enter into, any sublease, license, concession, assignment or other agreement for use, occupancy or utilization of the Premises (i) which provides for rental or other compensation based on the income or profits derived by any person or on any other formula such that any portion of such sublease rental, or other consideration for a license, concession, assignment or other occupancy agreement, would fail to qualify as “rents from real property” within the meaning of Section 856(d) of the Internal Revenue Code or any similar or successor provision thereto, or (ii) under which fifteen percent (15%) or more of the total rent or other compensation received by Tenant is attributable to personal property and any such purported lease, sublease, license, concession or other agreement shall be absolutely void and ineffectual as a conveyance of any right or interest in the possession, use, occupancy or utilization of such part of the Premises.

No subletting or assignment shall in any way impair the continuing primary liability of the named Tenant set forth in Section 1.1 and any immediate or remote successor in interest, and no consent to any subletting or assignment in a particular instance shall be deemed to be a waiver of the obligation to obtain Landlord’s written approval in the case of any other subletting or assignment. Tenant shall reimburse Landlord immediately upon demand for its reasonable attorneys’ fees incurred in connection with documenting Landlord’s consent to any assignment or sublease. The joint and several liability of Tenant named herein and any immediate and remote successor in interest of Tenant (by assignment or otherwise), and the due performance of the obligations of this Lease on Tenant’s part to be performed or observed, shall not in any way be discharged, released or impaired by any (a) agreement which modifies any of the rights or obligations of the parties under this Lease, (b) stipulation which extends the time within which an obligation under this Lease is to be performed, (c) waiver of the performance of an obligation required under this Lease, or (d) failure to enforce any of the obligations set forth in this Lease. No assignment, subletting or occupancy shall affect the Permitted Uses. Any subletting, assignment or other transfer of Tenant’s interest in this Lease in contravention of this Section 6.2.1 shall be voidable at Landlord’s option. Tenant shall not occupy any space in the Building (by assignment, sublease or otherwise) other than the Premises.

If the rent and other sums (including, without limitation, all monetary payments plus the reasonable value of any services performed or any other thing of value given by any assignee or subtenant in consideration of such assignment or sublease), either initially or over the term of any assignment or sublease (other than a Permitted Assignment of a Permitted Sublease), payable by such assignee or subtenant exceed the Annual Fixed Rent plus Additional Rent called for hereunder with respect to the space assigned or sublet, Tenant shall pay one hundred percent (100%) of such excess to Landlord, as Additional Rent, payable monthly at the time for payment of Annual Fixed Rent provided that in computing the amount of any such excess the amortized portion of the following “Transfer Expenses” paid by Tenant in connection with such assignment or sublease may first be deducted from the monthly amount of any such excess: (i) the cost of alterations or improvements made by Tenant to the Premises in order to consummate an assignment or to the portion of Premises that is subleased in order to consummate a sublease, (ii) reasonable brokerage commissions or fees, and (iii) reasonable attorneys fees. Any such Transfer Expenses shall be amortized in equal monthly installments over the term of the assignment or sublease and shall be verified by Tenant by written documentation reasonably satisfactory to Landlord within sixty (60) days after the date of delivery of possession to the assignee or sublessee. Nothing in this paragraph shall be deemed to abrogate the provisions of this Section 6.2.1 and Landlord’s acceptance of any sums pursuant to this paragraph shall not be deemed a granting of consent to any assignment of the Lease or sublease of all or any portion of the Premises.

6.2.2 Nuisance. Tenant shall not injure, deface or otherwise harm the Premises; nor commit any nuisance; nor permit in the Premises any inflammable fluids or chemicals (except such as are customarily used in connection with standard office equipment); nor permit any cooking to such extent as requires special exhaust venting; nor permit the emission of any objectionable noise or odor; nor make, allow or suffer any waste; nor make any use of the Premises which is improper, offensive or contrary to any law or ordinance or which will invalidate or increase the premiums for any of Landlord’s insurance or which is liable to render necessary any alteration or addition to the Building; nor conduct any auction, fire, “going out of business” or bankruptcy sales.

6.2.3 Floor Load; Heavy Equipment. Tenant shall not place a load upon any floor of the Premises exceeding the lesser of the floor load capacity which such floor was designed to carry or which is allowed by law. Landlord reserves the right to prescribe the weight and position of all heavy business machines and equipment, including safes, which shall be placed so as to distribute the weight. Business machines and mechanical equipment which cause vibration or noise shall be placed and maintained by Tenant at Tenant’s expense in settings sufficient to absorb and prevent vibration, noise and annoyance.

6.2.4 Electricity. Tenant shall not connect to the electrical distribution system serving the Premises a total load exceeding the lesser of the capacity of such system or the maximum load permitted from time to time under applicable governmental regulations. The capacity of the electrical distribution system serving the Premises shall be the lesser of (i) the capacity of the branch of the system serving the Premises exclusively or (ii) the allocation to the Premises of the capacity of the system serving the entire Building, Landlord and Tenant agreeing that such capacity shall be allocated equally over the entire rentable area of the Building.

6.2.5 Installation, Alterations or Additions. Tenant shall not make any installations, alterations or additions in, to or on the Premises nor permit the making of any holes in the walls, partitions, ceilings or floors without on each occasion obtaining the prior consent of Landlord, and then only pursuant to plans and specifications approved by Landlord in advance in each instance. All work to be performed to the Premises by Tenant shall (i) be performed in a good and workmanlike manner by contractors approved in advance by Landlord and in compliance with all applicable zoning, building, fire, health and other codes, regulations, ordinances and laws, (ii) be made at Tenant’s sole cost and expense and at such times and in such a manner as Landlord may from time to time designate, and (iii) become part of the Premises and the property of Landlord without being deemed additional rent for tax purposes, Landlord and Tenant agreeing that Tenant shall be treated as the owner for tax purposes until the expiration or earlier termination of the term hereof, subject to Landlord’s rights pursuant to Section 6.1.8 to require Tenant to remove the same at or prior to the expiration or earlier termination of the term hereof. Tenant shall pay promptly when due the entire cost of any work to the Premises so that the Premises, Building and Property shall at all times be free of liens for labor and materials, and, at Landlord’s request, Tenant shall furnish to Landlord a bond or other security acceptable to Landlord assuring that any such work will be completed in accordance with the plans and specifications theretofore approved by Landlord and assuring that the Premises will remain free of any mechanics’ lien or other encumbrances that may arise out of such work. Prior to the commencement of any such work, and throughout and until completion thereof, Tenant shall maintain, or cause to be maintained, such insurance with coverage limits as shall be reasonably required by Landlord. Whenever and as often as any mechanic’s or materialmen’s lien shall have been filed against the Property based upon any act of Tenant or of anyone claiming through Tenant, Tenant shall within three (3) days of notice from Landlord to Tenant take such action by bonding, deposit or payment as will remove or satisfy the lien.

In the event that Landlord or any of its agents, employees or contractors manage any installations, alterations or additions in, to or on the Premises at Tenant’s request, Tenant shall pay to Landlord, promptly upon the completion of such work, an administrative fee (the “Administrative Fee”) in an amount equal to ten percent (10%) of the entire cost of such work. Notwithstanding the foregoing, Tenant shall not be required to pay the Administrative Fee for merely seeking Landlord’s consent to any such work although Tenant shall pay any third party expenses related to Landlord’s consent.

6.2.6 Signs. Tenant shall not paint or place any signs or place any curtains,b linds, shades, awnings, aerials, or the like, visible from outside the Premises. Landlord shall not unreasonably withhold consent for signs or lettering on or adjacent to the entry doors to the Premises provided such signs conform to building standards adopted by Landlord and Tenant has submitted to Landlord a plan or sketch of the sign to be placed on such entry doors. Landlord agrees, however, to maintain a tenant directory in the lobby of the Building in which will be placed Tenant’s name and the location of the Premises in the Building.

6.2.7 Oil and Hazardous Materials. Tenant shall not introduce on or transfer to the Premises or Property, any Hazardous Materials (as hereinafter defined); nor dump, flush or otherwise dispose of any Hazardous Materials into the drainage, sewage or waste disposal systems serving the Premises or Property; nor generate, store, use, release, spill or dispose of any Hazardous Materials in or on the Premises or the Property, or to transfer any Hazardous Materials from the Premises to any other location; and Tenant shall not commit or suffer to be committed in or on the Premises or Property any act which would require any reporting or filing of any notice with any governmental agency pursuant to any statutes, laws, codes, ordinances, rules or regulations, present or future, applicable to the Property or to Hazardous Materials.

Tenant agrees that if it shalt generate, store, release, spill, dispose of or transfer to the Premises or Property any Hazardous Materials, it shall forthwith remove the same, at its sole cost and expense, in the manner provided by all applicable Environmental Laws (as hereinafter defined), regardless of when such Hazardous Materials shall be discovered. Furthermore, Tenant shall pay any fines, penalties or other assessments imposed by any governmental agency with respect to any such Hazardous Materials and shall forthwith repair and restore any portion of the Premises or Property which it shall disturb in so removing any such Hazardous Materials to the condition which existed prior to Tenant’s disturbance thereof

Tenant agrees to deliver promptly to Landlord any notices, orders or similar documents received from any governmental agency or official concerning any violation of any Environmental Laws or with respect to any Hazardous Materials affecting the Premises or Property. In addition, Tenant shall, within ten (10) days of receipt, accurately complete any questionnaires from Landlord or other informational requests relating to Tenant’s use of the Premises and, in particular, to Tenant’s use, generation, storage and/or disposal of Hazardous Materials at, to, or from the Premises.

Tenant shall indemnify, defend (by counsel satisfactory to Landlord), protect, and hold Landlord free and harmless from and against any and all claims, or threatened claims, including without limitation, claims for death of or injury to any person or damage to any property, actions, administrative proceedings, whether formal or informal, judgments, damages, punitive damages, liabilities, penalties, fines, costs, taxes, assessments, forfeitures, losses, expenses, attorneys’ fees and expenses, consultant fees, and expert fees that arise from or are caused in whole or in part, directly or indirectly, by (i) Tenant’s use, analysis, storage, transportation, disposal, release, threatened release, discharge or generation of Hazardous Materials to, in, on, under, about or from the Premises, or (ii) Tenant’s failure to comply with any Environmental Laws. Tenant’s obligations hereunder shall include, without limitation, and whether foreseeable or unforeseeable, all costs (including, without limitation, capital, operating and maintenance costs) incurred in connection with any investigation or monitoring of site conditions, repair, cleanup, containment, remedial, removal or restoration work, or detoxification or decontamination of the Premises, and the preparation and implementation of any closure, remedial action or other required plans in connection therewith. For purposes of this Section 6.2.7, any acts or omissions of Tenant, or its subtenants or assignees or its or their employees, agents, or contractors (whether or not they are negligent, intentional, willful or unlawful) shall be attributable to Tenant.

The term “Hazardous Materials” shall mean and include any oils, petroleum products, asbestos, radioactive, biological, medical or infectious wastes or materials, and any other toxic or hazardous wastes, materials and substances which are defined, determined or identified as such in any Environmental Laws, or in any judicial or administrative interpretation of Environmental Laws.

The term “Environmental Laws” shall mean any and all federal, state and municipal statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, codes, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, medical, biological, infectious, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, medical, biological, infectious, toxic or hazardous substances or wastes or the cleanup or other remediation thereof.

Article 7

Casualty or Taking

7.1 Termination. In the event that the Premises or the Property, or any material part thereof shall be destroyed or damaged by lire or casualty, shall be taken by any public authority or for any public use or shall be condemned by the action of any public authority, then the term of this Lease may be terminated at the election of Landlord. Such election, which may be made notwithstanding the fact that Landlord’s entire interest may have been divested, shall be made by the giving of notice by Landlord to Tenant within one hundred twenty (120) days after the date of the taking or casualty.

7.2 Restoration. If Landlord does not elect to so terminate, this Lease shall continue in force and (so long as the damage is not caused by the negligence or other wrongful act of Tenant or its employees, agents, contractors or invitees) a just proportion of the Annual Fixed Rent and Additional Rent for Taxes and Operating Costs, according to the nature and extent of the damages sustained by the Premises, shall be suspended or abated until the Premises (excluding any improvements to the Premises made at Tenant’s expense), or what may remain thereof, shall be put by Landlord in proper condition for use, which Landlord covenants to do with reasonable diligence to the extent permitted by the net proceeds of insurance recovered or damages awarded for such destruction, taking, or condemnation and subject to zoning and building laws or ordinances then in existence. “Net proceeds of insurance recovered or damages awarded” refers to the gross amount of such insurance or damages actually made available to Landlord (and not retained by any Superior Lessor or Superior Mortgagee) less the reasonable expenses of Landlord incurred in connection with the collection of the same, including without limitation, fees and expenses for legal and appraisal services.

7.3 Award. Irrespective of the form in which recovery may be had by law, all rights to seek reimbursement for damages or compensation arising from fire or other casualty or any taking by eminent domain or condemnation shall belong to Landlord in all cases. Tenant hereby grants to Landlord all of Tenant’s rights to such claims for damages and compensation and covenants to deliver such further assignments thereof as Landlord may from time to time request. Nothing contained herein shall be construed to prevent Tenant from prosecuting in any condemnation proceedings a claim for relocation expenses, provided that such action shall not affect the amount of compensation otherwise recoverable by Landlord from the taking authority.

Article 8
Defaults

8.1 Default of Tenant. (i) If Tenant shall default in its obligations to pay the Annual Fixed Rent or Additional Rent or any other charges under this Lease when due or shall default in complying with its obligations under Section 6.1.11 of this Lease and if any such default shall continue for five (5) days after notice from Landlord designating such default, or (ii) if as promptly as possible but in any event within thirty (30) days after notice from Landlord to Tenant specifying any default or defaults other than those set forth in clause (i) Tenant has not cured the default or defaults so specified, then, and in any of such cases indicated in clauses (i) and (ii) hereof (collectively and individually, a “Default of Tenant”), Landlord may, in addition to and not in derogation of any remedies for any preceding breach of covenant, immediately or at any time thereafter give notice to Tenant terminating this Lease and the term hereof, which notice shall specify the date of termination, whereupon on the date so specified, the term of this Lease and all of Tenant’s rights and privileges under this Lease shall expire and terminate but Tenant shall remain liable as hereinafter provided.

8.2 Remedies. In the event of any termination pursuant to Section 8.1, Tenant shall pay the Annual Fixed Rent, Additional Rent and other charges payable hereunder up to the time of such termination. Thereafter, whether or not the Premises shall have been re-let, Tenant shall be liable to Landlord for, and shall pay to Landlord the Annual Fixed Rent, Additional Rent and other charges which would be payable hereunder for the remainder of the term of this Lease had such termination not occurred, less the net proceeds, if any, of any reletting of the Premises, after deducting all expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, attorneys’ fees and expenses, advertising costs, administration expenses, alteration costs, the value of any tenant inducements (including but without limitation free rent, moving costs, and contributions toward leasehold improvements) and any other expenses incurred in preparation for such reletting. Tenant shall pay such damages to Landlord monthly on the days on which the Annual Fixed Rent, Additional Rent or other charges would have been payable hereunder if the term of this Lease had not been so terminated.

At any time after such termination, in lieu of recovering damages pursuant to the provisions of the immediately preceding paragraph with respect to any period after the date of demand therefor, at Landlord’s election, Tenant shall pay to Landlord the amount, if any, by which (A) the Annual Fixed Rent, Additional Rent and other charges which would be payable hereunder from the date of such demand to the end of what would be the then unexpired term of this Lease had such termination not occurred, shall exceed (B) the then fair rental value of the Premises for the same period, reduced to amortize over such period all costs or expenses which Landlord would incur to obtain such fair market rent.

Nothing contained in this Lease shall, however, limit or prejudice the right of Landlord to prove for and obtain in proceedings for bankruptcy or insolvency by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater than, equal to, or less than the amount of the loss or damages referred to above.

In case of any Default of Tenant, re-entry, expiration and repossession by summary proceedings or otherwise, Landlord may (i) relet the Premises or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms which may at Landlord’s option be equal to or less than or exceed the period which would otherwise have constituted the balance of the term of this Lease and may grant concessions or free rent to the extent that Landlord considers advisable and necessary to relet the same and (ii) may make such alterations, repairs and decorations in the Premises as Landlord in its sole judgment considers advisable and necessary for the purpose of reletting the Premises; and the making of such alterations, repairs and decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Landlord shall in no event be liable in any way whatsoever for failure to relet the Premises, or, in the event that the Premises are relet, for failure to collect the rent under such reletting.

To the fullest extent permitted by law, Tenant hereby expressly waives any and all rights of redemption granted under any present or future laws in the event of Tenant being evicted or dispossessed, or in the event of Landlord obtaining possession of the Premises, by reason of the violation by Tenant of any of the covenants and conditions of this Lease.

TENANT EXPRESSLY WAIVES THE SERVICE OF ANY STATUTORY DEMAND OR NOTICE WHICH IS A PREREQUISITE TO LANDLORD’S COMMENCEMENT OF EVICTION PROCEEDINGS AGAINST TENANT, INCLUDING THE DEMANDS AND NOTICES SPECIFIED IN THE TEXAS PROPERTY CODE.

8.3 Other Remedies. In the event of any Default of Tenant and at any time prior to Landlord’s election to terminate the term of this Lease or Tenant’s right of possession, Landlord may change the locks of the Premises without Tenant’s consent, whereupon Landlord shall post a notice on the door of the Premises informing Tenant where a new key may be obtained. Landlord shall, however, be under no obligation to furnish Tenant with a new key for the Premises unless and until Tenant has cured the Default of Tenant and Tenant waives any and all duties and/or liabilities imposed upon Landlord by Section 93.002 of the Texas Property Code. In the event of any Default of Tenant at any time prior to Landlord’s election to terminate the term of this Lease, Landlord may terminate Tenant’s right to possession of the Premises, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying any portion of the Premises, by force if necessary, without being liable for prosecution or any claim for damages therefor, and without terminating this Lease. If Tenant’s right to possession of the Premises is terminated, Tenant shall nonetheless remain liable (in addition to accrued liabilities) for prompt payment of the Annual Fixed Rent and Additional Rent and all other charges Tenant would have been required to pay until the date this Lease would have expired had such termination of Tenant’s right to possession of the Premises not occurred less the avails of reletting, if any, or, at Landlord’s option, upon notice to Tenant, Landlord may demand and Tenant shall become immediately liable to Landlord for the amount by which the Annual Fixed Rent and Additional Rent that would be payable by Tenant during the unexpired balance of the term of this Lease exceeds the fair market value of the Premises as of the time of the default by Tenant hereunder for such balance of the term of this Lease. Tenant shall also pay within ten (10) days after notice, any amounts expended or incurred by Landlord for costs of reletting the Premises or any portion thereof, including, but without limitation, all repossession costs, brokerage commissions, legal expenses, attorneys’ fees, advertising, expenses of employees, alterations costs and the value of any tenant inducements (including but without limitation free rent, moving costs and contributions toward leasehold improvements). Landlord shall have the right, at its option, to recover sums due hereunder through litigation or otherwise from time to time on one or more occasions without being obligated to wait until the expiration of the term of this Lease before filing suit. Notwithstanding Landlord’s exercise of the remedy set forth in this Section 8.3, Landlord shall have the continuing right, at its option, to terminate the term of this Lease in accordance with Section 8.1 and to recover any amounts provided in Section 8.2.

8.4 Landlord’s Right to Cure Defaults. At any time with or without notice, Landlord shall have the right, but shall not be required, to pay such sums or do any act which requires the expenditure of monies which may be necessary or appropriate by reason of the failure or neglect of Tenant to comply with any of its obligations under this Lease (irrespective of whether the same shall have ripened into a Default of Tenant), and in the event of the exercise of such right by Landlord, Tenant agrees to pay to Landlord forthwith upon demand, as Additional Rent, all such sums including reasonable attorneys fees, together with interest thereon at a rate (the “Default Rate”) equal to the lesser of 6% over the Prime Rate or the maximum rate allowed by law. “Prime Rate” shall mean a rate of interest, determined daily, which is two hundred basis points above the 14-day moving average closing trading price of 90-day U.S. Treasury Bills.

8.5 Holding. Over. Any holding over by Tenant of all or any portion of the Premises after the expiration or early termination of the term of this Lease shall be treated as a daily tenancy at sufferance at a rental rate equal to one hundred and fifty percent (150%) of the sum of Annual Fixed Rent plus Additional Rent on account of Operating Costs and Taxes in effect immediately prior to the expiration or earlier termination of the term (prorated on a daily basis). Tenant shall also pay to Landlord all damages, direct and/or consequential (foreseeable and unforeseeable), sustained by reason of any such holding over. Otherwise, all of the covenants, agreements and obligations of Tenant applicable during the term of this Lease shall apply and be performed by Tenant during such period of holding over as if such period were part of the term of this Lease.

8.6 Effect of Waivers of Default. Any consent or permission by Landlord to any act or omission by Tenant shall not be deemed to be consent or permission by Landlord to any other similar or dissimilar act or omission and any such consent or permission in one instance shall not be deemed to be consent or permission in any other instance.

8.7 No Waiver, Etc. The failure of Landlord or Tenant to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease shall not be deemed a waiver of such violation nor prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord to the credit of Tenant, (c) subject to any counterclaim or setoff which theretofore accrued to Tenant against Landlord, (d) bound by any modification of this Lease subsequent to such Superior Lease or Superior Mortgage, or by any previous prepayment of Annual Fixed Rent or Additional Rent for more than one (1) month, which was not approved in writing by the Successor Landlord, (e) liable to the Tenant beyond the Successor Landlord’s interest in the Property, (f) responsible for the performance of any work to be done by Landlord under this Lease to render the Premises ready for occupancy by the Tenant, or (g) required to remove any person occupying the Premises or any part thereof, except if such person claims by, through or under the Successor Landlord. Tenant agrees at any time and from time to time to execute a suitable instrument in confirmation of Tenant’s agreement to attorn, as aforesaid.

8.8 No Accord and Satisfaction. No acceptance by Landlord of a lesser sum than the Annual Fixed Rent, Additional Rent or any other charge then due shall be deemed to be other than on account of the earliest installment of such rent or charge due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent or other charge be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such installment or pursue any other remedy in this Lease provided.

Article 9

Rights of Holders

This Lease, and all rights of Tenant hereunder, are and shall be subject and subordinate to any ground or master lease, and to any and all mortgages, which may now or hereafter affect the Building or the Property and/or any such lease. This Section shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall promptly execute, acknowledge and deliver any instrument that Landlord, the lessor under any such lease or the holder of any such mortgage or any of their respective successors in interest may reasonably request to evidence such subordination. Any lease to which this Lease is subject and subordinate is herein called “Superior Lease” and the lessor of a Superior Lease or its successor in interest, at the time referred to, is herein called “Superior Lessor”; and any mortgage to which this Lease is subject and subordinate, is herein called “Superior Mortgage” and the holder of a Superior Mortgage is herein called “Superior Mortgagee”. Notwithstanding the foregoing to the contrary, any Superior Lessor or Superior Mortgagee may, at its option, subordinate the Superior Lease or Superior Mortgage of which it is the lessor or holder to this Lease by giving Tenant ten (10) days prior written notice of such election, whereupon this Lease shall, irrespective of dates of execution, delivery and recording, be superior to such Superior Lease or Superior Mortgage and no other documentation shall be necessary to effect such change.

If any Superior Lessor or Superior Mortgagee or the nominee or designee of any Superior Lessor or Superior Mortgagee shall succeed to the rights of Landlord under this Lease, whether through possession or foreclosure action or delivery of a new lease or deed, or otherwise (except pursuant to the last sentence of the preceding paragraph), then at the request of such party so succeeding to Landlord’s rights (herein called “Successor Landlord”) and upon such Successor Landlord’s written agreement to accept Tenant’s attornment, Tenant shall attorn to and recognize such Successor Landlord as Tenant’s landlord under this Lease and shall promptly execute and deliver any instrument that such Successor Landlord may reasonably request to evidence such attornment. Upon such attornment, this Lease shall continue in full force and effect as a direct lease between the Successor Landlord and Tenant upon all of the terms, conditions and covenants as are set forth in this Lease, except that the Successor Landlord (unless formerly the landlord under this Lease) shall not be (a) liable in any way to Tenant for any act or omission, neglect or default on the part of Landlord under this Lease, (b) responsible for any monies owing by or on deposit with Premises) the arrangement and/or location of entrances or passageways, doors and doorways, corridors, elevators, or other common areas of the Building and Property.

Article 10

Miscellaneous Provisions

10.1 Notices. Except as may be expressly provided herein otherwise, all notices, requests, demands, consents, approval or other communications to or upon the respective parties hereto shall be in writing, shall be delivered by hand or mailed by certified or registered mail, return receipt requested, or by a nationally recognized courier service that provides a receipt for delivery such as Federal Express, United Parcel Service or U.S. Postal Service Express Mail and shall be addressed as follows: If intended for Landlord, to the Original Address of Landlord set forth in Section 1.1 of this Lease with a copy to Reit Management & Research LLC, Two Newton Place, 255 Washington Street, Suite 300, Newton, MA 02458, Attention: Jennifer B. Clark (or to such other address or addresses as may from time to time hereafter be designated by Landlord by notice to Tenant); and if intended for Tenant, addressed to Tenant at the Original Address of Tenant set forth in Section 1.1 of this Lease until the Commencement Date and thereafter to the Property (or to such other address or addresses as may from time to time hereafter be designated by Tenant by notice to Landlord). Notices shall be effective on the date delivered to (or the first date such delivery is attempted and refused by) the party to which such notice is required or permitted to be given or made under this Lease. Notices from Landlord may be given by Landlord’s Agent, if any, or Landlord’s attorney; and any bills or invoices for Annual Fixed Rent or Additional Rent may be given by mail(which need not be registered or certified) and, if so given, shall be deemed given on the third Business Day following the date of posting.

10.2 Quiet Enjoyment; Landlord’s Right to Make Alterations, Etc. Landlord agrees that upon Tenant’s paying the rent and performing and observing the agreements, conditions and other provisions on its part to be performed and observed, Tenant shall and may peaceably and quietly have, hold and enjoy the Premises during the term hereof without any manner of hindrance or molestation from Landlord or anyone claiming under Landlord, subject, however, to the terms of this Lease; provided, however, Landlord reserves the right at any time and from time to time, without the same constituting breach of Landlord’s covenant of quiet enjoyment or an actual or constructive eviction, and without Landlord incurring any liability to Tenant or otherwise affecting Tenant’s obligations under this Lease, to make such changes, alterations, improvements, repairs or replacements in or to the interior and exterior of the Building (including the Premises) and the fixtures and equipment thereof, and in or to the Property, or properties adjacent thereto, as Landlord may deem necessary or desirable, and to change (provided that there be no unreasonable obstruction of the right of access to the Premises by Tenant and that Landlord use commercially reasonable efforts to minimize, to the extent practical, any interference with the conduct of business at the Landlord of rent with knowledge of the breach of any covenant of this Lease shall not be deemed to have been a waiver of such breach by Landlord, or by Tenant, unless such waiver be in writing signed by the party to be charged. No consent or waiver, express or implied, by Landlord or Tenant to or of any breach of any agreement or duty shall be construed as a waiver or consent to or of any other breach of the same or any other agreement or duty.

10.3 Waiver of Jury Trial. LANDLORD AND TENANT HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THEM AGAINST THE OTHER IN CONNECTION WITH THIS LEASE.

10.4 Lease not to be Recorded; Confidentiality of Lease Terms. Tenant agrees that it will not record this Lease. Both parties shall, upon the request of either (and at the expense of the requesting party), execute and deliver a notice or short form of this Lease in such form, if any, as may be acceptable for recording with the land records of the governmental entity responsible for keeping such records for Austin, Texas. In no event shall such document set forth the rent or other charges payable by Tenant pursuant to this Lease; and any such document shall expressly state that it is executed pursuant to the provisions contained in this Lease and is not intended to vary the terms and conditions of this Lease.

Tenant shall not make or permit to be made any press release or other similar public statement regarding this Lease without the prior approval of Landlord, which approval shall not be unreasonably withheld.

10.5 Limitation of Landlord’s Liability. The term “Landlord”, so far as covenants or obligations to be performed by Landlord are concerned, shall be limited to mean and include only the owner or owners at the time in question of Landlord’s interest in the Property, and in the event of any transfer or transfers of such title to said property, Landlord (and in case of any subsequent transfers or conveyances, the then grantor) shall be concurrently freed and relieved from and after the date of such transfer or conveyance, without any further instrument or agreement, of all liability with respect to the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed, it being intended hereby that the covenants and obligations contained in this Lease on the part of Landlord, shall, subject as aforesaid, be binding on Landlord, its successors and assigns, only during and in respect of their respective period of ownership of such interest in the Property. Notwithstanding the foregoing, in no event shall the acquisition of Landlord’s interest in the Property by a purchaser which, simultaneously therewith, leases Landlord’s entire interest in the Property back to Landlord, be treated as an assumption by operation of law or otherwise, of Landlord’s obligations hereunder. Tenant shall look solely to such seller-lessee, and its successors from time to time in title, for performance of Landlord’s obligations hereunder. The seller-lessee, and its successors in title, shall be Landlord hereunder unless and until such purchaser expressly assumes in writing Landlord’s obligations hereunder.

Tenant shall not assert nor seek to enforce any claim for breach of this Lease against any of Landlord’s assets other than Landlord’s interest in the Property, and Tenant agrees to look solely to such interest for the satisfaction of any liability or claim against Landlord under this Lease, it being specifically agreed that in no event whatsoever shall Landlord ever be personally liable for any such liability. In addition, Landlord hereby notifies Tenant that the Declaration of Trust of Hub Properties Trust provides, and Tenant agrees, that no trustee, officer, shareholder, employee or agent of Hub Properties Trust shall be held to any personal liability, jointly or severally, for any obligation of, or claim against, Hub Properties Trust.

10.6 Landlord’s Default. Landlord shall not be deemed to be in breach of, or in default in the performance of, any of its obligations under this Lease unless it shall fail to perform such obligation(s) and such failure shall continue for a period of thirty (30) days, or such additional time as is reasonably required to correct any such breach or default, after written notice has been given by Tenant to Landlord specifying the nature of Landlord’s alleged breach or default. Tenant shall have no right to terminate this Lease for any breach or default by Landlord hereunder and no right, for any such breach or default, to offset or counterclaim against any rent due hereunder. In addition, Tenant, to the fullest extent permitted by law, hereby waives the provisions of Section 91.004 of the Texas Property Code or any similar statute. In no event shall Landlord ever be liable to Tenant for any punitive damages or for any loss of business or any other indirect, special or consequential damages suffered by Tenant from whatever cause.

Where provision is made in this Lease for Landlord’s consent and Tenant shall request such consent and Landlord shall fail or refuse to give such consent, Tenant shall not be entitled to any damages for any withholding by Landlord of its consent, it being intended that Tenant’s sole remedy shall be an action for specific performance or injunction, and that such remedy shall be available only in those cases where Landlord is expressly required not to withhold its consent unreasonably.

10.7 Brokerage. Tenant warrants and represents that it has dealt with no broker in connection with the consummation of this Lease, other than HP’ and Transwestern, and in the event of any brokerage claims or liens, other than by HPI and/or Transwestern, against Landlord or the Property predicated upon or arising out of prior dealings with Tenant, Tenant agrees to defend the same and indemnify and hold Landlord harmless against any such claim, and to discharge any such lien.

10.8 Applicable Law and Construction. This Lease shall be governed by and construed in accordance with the laws of the State of Texas and if any provisions of this Lease shall to any extent be invalid, the remainder of this Lease shall not be affected thereby. Tenant expressly acknowledges and agrees that Landlord has not made and is not making, and Tenant, in executing and delivering this Lease, is not relying upon, any warranties, representations, promises or statements, except to the extent that the same are expressly set forth in this Lease or in any other written agreement which may be made between the parties concurrently with the execution and delivery of this Lease and which shall expressly refer to this Lease. All understandings and agreements heretofore made between the parties are merged in this Lease and any other such written agreement(s) made concurrently herewith, which alone fully and completely express the agreement of the parties and which are entered into after full investigation, neither party relying upon any statement or representation not embodied in this Lease or any other such written agreement(s) made concurrently herewith. This Lease may be amended, and the provisions hereof may be waived or modified, only by instruments in writing executed by Landlord and Tenant. The titles of the several Articles and Sections contained herein are for convenience only and shall not be considered in construing this Lease. The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, the Premises, and Tenant shall have no right to the Premises hereunder until the execution and delivery hereof by both Landlord and Tenant. Except as herein otherwise provided, the terms hereof shall be binding upon and shall inure to the benefit of the successors and assigns, respectively, of Landlord and Tenant and, if Tenant shall be an individual, upon and to his heirs, executors, administrators, successors and assigns. If two or more persons or parties are named as Tenant herein, (i) each of such persons or parties shall be jointly and severally liable for the obligations of the Tenant hereunder, and Landlord may proceed against any one without first having commenced proceedings against any other of them, and (ii) any notices, requests, demands, consents, approvals or other communications delivered by Tenant under this Lease which are not executed by each person or party named as Tenant herein may be deemed void, if Landlord shall so elect. Each term and each provision of this Lease to be performed by Tenant shall be construed to be both an independent covenant and a condition and time is of the essence with respect to the exercise of any of Tenant’s rights, and the performance of any and all of Tenant’s obligations, under this Lease. The reference contained to successors and assigns of Tenant is not intended to constitute a consent to assignment by Tenant. Except as otherwise set forth in this Lease, any obligations of Tenant (including, without limitation, rental and other monetary obligations, repair and maintenance obligations and obligations to indemnify Landlord), shall survive the expiration or earlier termination of this Lease.

10.9 Waiver of Consumer Right Under DTPA. As a material consideration for Landlord’s entering into this Lease, Tenant acknowledges and agrees as follows:

TENANT HEREBY WAIVES TENANT’S RIGHTS UNDER THE DECEPTIVE TRADE PRACTICES-CONSUMER PROTECTION ACT, SECTION 17.41 ET SEQ., TEXAS BUSINESS AND COMMERCE CODE, A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTIONS. AFTER CONSULTATION WITH AN ATTORNEY OF ITS OWN SELECTION, TENANT VOLUNTARILY CONSENTS TO THIS WAIVER.

10.10 Waiver of Rights Under Section 93.012 of the Texas Property Code. Landlord and Tenant are knowledgeable and experienced in commercial transactions and hereby agree that the provisions of this Lease for determining charges, amounts, Additional Rent payable by Tenant (including, without limitation, payments under Section 4.1 and 4.2 of this Lease) are commercially reasonable and valid even though such methods may not state a precise mathematical formula for determining such charges. ACCORDINGLY, TENANT VOLUNTARILY AND KNOWINGLY WAIVES ALL RIGHTS AND BENEFITS OF TENANT UNDER SECTION 93.012 OF THE TEXAS PROPERTY CODE AS SUCH SECTION NOW EXISTS OR MAY BE HEREAFTER AMENDED OR SUCCEEDED.

10.11 Waiver of Right to Contest Taxes. Tenant hereby waives any right it may have under Section 41.413 of Texas Property Tax Code to protest the appraised value of all or any portion of the Premises and the Property, and any right it may have under Section 42.015 of the Texas Property Tax Code to appeal an order of the appraisal review board with respect to all or any portion of the Premises and/or Property. Tenant agrees that Landlord shall have the sole right to protest any appraisals of the Premises and the Property. Tenant also hereby waives any right it may have to receive a copy of any notice received by Landlord of reappraisal of all or any portion of the Premises and/or the Property, including without limitation any notice required under Section 41.413(d) of the Texas Property Tax Code. Tenant agrees that Landlord shall not be liable to Tenant for any damages for Landlord’s failure to send to Tenant a copy of any invoice of reappraisal concerning the Premises and/or the Property, irrespective of any obligation under applicable law of Landlord to provide such notice. Notwithstanding the foregoing, if Tenant protests, challenges or appeals any valuation for property tax purposes of all or any portion of the Premises and/or the Property, and such valuation increases from the value protested, appealed or challenged, Tenant agrees to indemnify Landlord on an after-tax basis for any property taxes due as a result of such increase.

WITNESS the execution hereof under seal on the day and year first above written.

Landlord:

Hub Properties Trust

By:	/s/ David M. Lepore
David M. Lepore
Senior Vice President

Tenant:

Phunware, Inc.

By:	/s/ Alan Kane
Name:	Alan Kane
Title:	CFO

EXHIBIT A

PLAN SHOWING THE PREMISES

EXHIBIT A

Premises is comprised of 3,646 RSF shown as Suite 210W and hatched.

A-2

EXHIBIT B

RULES AND REGULATIONS

1. The sidewalks, entrances, passages, corridors, vestibules, halls, elevators or stairways in or about the Building shall not be obstructed by Tenant.

2. Tenant shall not place objects against glass partitions, doors or windows which would be unsightly from the Building corridor or from the exterior of the Building. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or fixed by Tenant on any window or part of the outside or inside of the Buildings without prior consent of Landlord.

3. Tenant shall not place a load upon any floor of the Building exceeding the lesser of the floor load which such floor was designed to carry or that allowed by law.

4. Tenant shall not waste electricity or water in the Building and shall cooperate fully with Landlord to assure the most effective operation of the Building HVAC system. All regulating and adjusting of HVAC equipment shall be done by Landlord’s agents or employees.

5. No additional or different locks or bolts shall be affixed on doors by Tenant. Tenant shall return all keys to Landlord upon termination of Tenant’s lease. Tenant shall not allow peddlers, solicitors or beggars in the Building and shall report such persons to Landlord.

6. Tenant shall not use the Premises so as to cause any increase above normal insurance premiums on the Building.

7. No bicycles, vehicles or animals of any kind shall be brought into or kept in or about the Premises provided that Landlord shall provide bicycle racks on the Property for the non-exclusive use by Tenant. No space in the Building shall be used for manufacturing or for the sale of merchandise of any kind at auction or for storage thereof preliminary to such sale.

8. Tenant shall not engage or pay any employees of the Building without approval from Landlord. Tenant shall not employ any persons other than the janitor or employees of Landlord for the purpose of cleaning Premises without the prior written consent of Landlord.

9. All removals from the Building or the carrying in or out of the Building or the Premises of any freight, furniture or bulky matter of any description must take place at such time and in such manner as Landlord may determine from time to time. Landlord reserves the right to inspect all freight to be brought into the Building and to exclude from the Building all freight which violates any of the rules and regulations or provisions of Tenant’s lease.

10. Normal Building Operating Hours are 7:00 a.m. to 6:00 p.m. Mondays through Fridays and 9:00 a.m. to 1:00 p.m. on Saturdays excluding New Years Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day (and the applicable weekday when any such day occurs on a weekend day) and all other federal, state, county or municipal holidays and all Sundays. Any day (other than a Saturday) on which Normal Building Operating Hours shall occur shall be a “Business Day”.

11. Tenant shall cooperate with Landlord in minimizing loss and risk thereof from fire and associated perils.

12. Tenant shall, at Tenant’s expense, provide artificial light and electric current for Landlord and/or its contractors, agents and employees during the making of repairs, alterations, additions or improvements in or to the demised premises.

13. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were designed and constructed and no sweepings, rubbish, rags, acid or like substance shall be deposited therein. All damages resulting from any misuse of the fixtures shall be borne by Tenant.

14. Tenant may request HVAC service outside of Normal Building Operating Hours by submitting a request in writing to the Building Manager’s office by noon of the preceding workday.

15. Landlord reserves the right to establish, modify and enforce parking rules and regulations.

16. All refuse from the Premises shall be disposed of in accordance with the requirements established therefor by Landlord and no dumpster shall be overloaded by Tenant.

17. Landlord reserves the right at any time to rescind, alter or waive any rule or regulation at any time prescribed for the Building and to impose additional rules and regulations when in its judgment Landlord deems it necessary, desirable or proper for its best interest and for the best interest of tenants and other occupants and invitees thereof. No alteration or waiver of any rule or regulation in favor of one tenant shall operate as an alteration or waiver in favor of any other tenant. Landlord shall not be responsible to any tenant for the non-observance or violation by any other tenant however resulting of any rules or regulations at any time prescribed for the Building.

B-2

FIRST AMENDMENT TO LEASE

This First Amendment to Lease (this “Amendment”) is entered into as of September 6, 2012 by and between Hub Properties Trust, a Maryland real estate investment trust (“Landlord”), and Phunware, Inc., a Delaware corporation (“Tenant”).

W I T N E S S E T H:

WHEREAS, Landlord and Tenant entered into that certain Lease dated November 1, 2011 for certain premises (sometimes referred to herein as the “Original Premises”) in the building located at 7800 Shoal Creek Boulevard, Austin, Texas, as more particularly described in the Lease; and

WHEREAS, Landlord and Tenant desire to amend the Lease to expand the premises leased to Tenant and to extend the term of the Lease, subject to and upon the terms and conditions hereinafter provided;

NOW, THEREFORE, in consideration of the foregoing and for other consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Lease.

2. The term of the Lease is hereby extended for a period of two (2) years and shall expire on December 31, 2015.

3. For the portion of the term of the Lease commencing on the Expansion Date, as hereinafter defined, the Premises shall be expanded to include Suite 220A-W (the “Expansion Premises”) consisting of 2,104 rentable square feet as shown on Exhibit A-1 attached hereto. Accordingly, for the portion of the term of the Lease commencing on the Expansion Date Section 1.1 of the Lease shall be amended to provide (i) that the Premises shall consist of Suites 210W and 220A-W, (ii) the Premises Rentable Area shall be 5,750 square feet and (iii) Tenant’s Percentage shall be three and seventy-seven hundredths percent (3.77%).

4. The “Expansion Date” shall be the earlier of (i) the date on which Landlord delivers the Expansion Premises to Tenant with Landlord’s Expansion Work (hereinafter defined) substantially complete, or (ii) the date on which any of Tenant’s personnel occupy all or any of part of the Expansion Premises for the conduct of Tenant’s business. The parties shall confirm the Expansion Date in a written memorandum in the form attached hereto as Exhibit C after the occurrence of the Expansion Date, but the failure of Landlord or Tenant to execute or deliver such memorandum shall not affect such date.

5. For the portion of the term of the Lease commencing on the Expansion Date, Section 1.1 of the Lease shall be amended to provide that Tenant shall pay Annual Fixed Rent in accordance with the following schedule:

Dates	Annual Fixed Rent	Monthly Installments

Expansion Date - 10/31/12	$57,500.00	$4,791.67
11/1/12 - 10/31/13	$60,375.00	$5,031.25
11/1/13 - 10/31/14	$63,250.00	$5,270.83
11/1/14 - 10/31/15	$66,125.00	$5,510.42
11/1/15 - 12/31/15	$69,000.00	$5,750.00

6. Tenant acknowledges that it currently occupies the Original Premises and has been given adequate opportunity to inspect the Expansion Premises and Tenant accepts the same in their “as is” condition as of the date of this Amendment. Landlord shall have no obligation to make any improvements or alterations to the Original Premises or the Expansion Premises in connection with this Amendment except as set forth herein.

Landlord shall complete the improvements (“Landlord’s Expansion Work”) shown on the plans and specifications (the “Space Plan”) attached to this Amendment as Exhibit A-2 (excluding any furniture, furnishings or other personal property depicted thereon), using Building-standard materials and installations. Landlord’s Expansion Work shall be completed without material deviation from the Space Plan, in a good and workmanlike manner, and in compliance with all laws, codes and regulations applicable thereto. Landlord and Landlord’s contractor shall, in consultation with Tenant, develop a schedule for the completion of Landlord’s Expansion Work and Landlord shall exercise all reasonable efforts to complete Landlord’s Expansion Work according to said schedule, subject, however, to Tenant Delay and delays caused by Force Majeure. As used in this paragraph, “Tenant Delay” shall be defined as any delay in the completion of Landlord’s Expansion Work caused, directly or indirectly, by (i) any request by Tenant that Landlord delay in the commencement or completion of Landlord’s Expansion Work; (ii) any request by Tenant for any change in any of Landlord’s Expansion Work after the date hereof; (iii) any interference with the performance of Landlord’s Expansion Work by Tenant or its employees, agents or contractors; or (iv) any breach of Tenant’s obligations under the Lease by Tenant, its employees, agents or contractors. “Force Majeure” shall be defined as any strike or other labor trouble, fire, flood or other casualty, breakage, accident, repairs, unusually severe weather, governmental preemption of priorities or other controls in connection with a national or other public emergency, governmental moratoria, or inaction of governmental authority (or shortages of fuel, supplies or labor resulting therefrom), war, civil commotion, labor or transportation difficulties, inability to obtain supplies, or any other cause, whether similar or dissimilar, beyond Landlord’s reasonable control.

Tenant acknowledges that Landlord’s Expansion Work may be performed during Normal Building Operating Hours or during evenings and/or weekends, as determined by Landlord in its sole discretion, and Tenant shall provide Landlord’s contractor with access to the Premises during such times. Landlord shall direct its contractor to use all reasonable efforts to coordinate such access and its activities within the Premises with Tenant and to use reasonable efforts to minimize any interference with Tenant’s use of the Premises, provided that Landlord shall incur no liability to Tenant for any disruption of Tenant’s business caused by the performance of Landlord’s Expansion Work including, without limitation, any temporary suspension of services in connection therewith. Tenant agrees to cooperate with Landlord and Landlord’s contractor and to follow all reasonable directions given by Landlord in connection with the performance of Landlord’s Expansion Work. Without limiting the foregoing, Tenant agrees to remove Tenant’s furniture, equipment and other personal property from the work area within the Premises promptly upon receiving a request to do so from Landlord’s contractor. Tenant shall determine what measures are necessary to protect Tenant’s computers, equipment, furnishings and other personal property in the Premises from Landlord’s Expansion Work, and Tenant shall be fully responsible for taking such measures. Under no circumstance shall Landlord be liable for damage to any such property resulting from Tenant’s failure to take such measures.

7. In addition to Landlord’s Expansion Work, Landlord shall, at Tenant’s sole cost and expense, perform the work shown on Exhibit A-3 attached hereto (the “Additional Work”, and together with Landlord’s Expansion Work, “Landlord’s Amendment Work”). The Additional Work shall be performed in the same manner and subject to the same terms and conditions as set forth in paragraph 6 above with regards to Landlord’s Expansion Work.

Tenant shall pay to Landlord (as Additional Rent) the full cost of the Additional Work within fifteen (15) days after delivery to Tenant of a final accounting of the cost of the Additional Work. For purposes of this Section 7, “cost” shall be the actual cost to Landlord of performing the Additional Work including, without limitation, all architectural and engineering fees and expenses and all contractor charges for the cost of work and materials, profit, general conditions and overhead and supervision and all filing fees and other permitting costs. In addition, to the extent that the substantial completion of Landlord’s Expansion Work would have occurred but for the Additional Work, Tenant shall pay to Landlord (as Additional Rent) the amount of Annual Fixed Rent, Additional Rent and other charges that would have been payable hereunder as if the Expansion Date had occurred.

Landlord shall pay the entire cost of Landlord’s Expansion Work only and Tenant shall not be liable therefor, except that Tenant shall pay upon demand therefor any increase in the cost of Landlord’s Amendment Work that is attributable to any act or omission of Tenant, its employees, agents or contractors including, without limitation, changes made in Landlord’s Amendment Work at the request of Tenant (which changes must first be approved by Landlord at its sole discretion).

Both Landlord and Tenant shall appoint one individual as its “Construction Representative” who is authorized to act on its behalf in connection with any matters arising pursuant to Sections 6 and 7 hereof. The Construction Representative may be changed from time to time by notice hereunder from the then current Construction Representative to the other party’s Construction Representative or by notice from Landlord or Tenant pursuant to Section 10.1. The initial Construction Representatives shall be Tammy Counts (Landlord) and Hans Erickson or Alan Michael Kane (Tenant). Notwithstanding Section 10.1, any notices or other communication under Sections 6 and 7 hereof may be made by letter or other writing sent by U.S. mail, facsimile or email, provided the communication is made by one party’s Construction Representative to the other party’s Construction Representative.

8. For the portion of the term of the Lease commencing on the Expansion Date, Subsection 5.l.6(a) of the Lease shall be amended by deleting therefrom “sixteen (16)” and inserting in its place “twenty-four (24)”.

9. Concurrently with the execution of this Amendment, Tenant shall deposit with Landlord an additional security deposit in the amount of $6,834.11, whereupon the definition of “Security Deposit” set forth in Section 1.1 of the Lease shall be amended to be $18,477.00.

10. Reference is hereby made to the letter agreement (“Letter Agreement”) by and between Landlord and Tenant dated July 18, 2012 with respect to Suite 202W of the Building. Notwithstanding anything contained in the Letter Agreement to the contrary, the term of the Letter Agreement shall expire on the Expansion Date, unless sooner terminated pursuant to the terms thereof.

11. Tenant warrants and represents that it has dealt with no broker in connection with the consummation of this Amendment, other than Transwestem and HPI Corporate Services, and in the event of any brokerage claims or liens, other than by Transwestem and/or HPI Corporate Services, against Landlord or the Property predicated upon or arising out of prior dealings with Tenant, Tenant agrees to defend the same and indemnify and hold Landlord harmless against any such claim, and to discharge any such lien.

12. As amended hereby, the Lease is hereby ratified and confirmed.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date above first written.

LANDLORD:

Hub Properties Trust

By:	/s/ David M. Lepore
David M. Lepore
Senior Vice President

TENANT:

Phunware, Inc

By:	/s/ Alan Kane
Name: Alan Kane
Title: CFO

Exhibit C

DECLARATION BY LANDLORD AND TENANT
AS TO DATE OF DELIVERY AND ACCEPTANCE OF
POSSESSION OF EXPANSION PREMISES

Attached to and made a part of the Lease dated November 1, 2011, as amended by that certain First Amendment to Lease dated August_, 2012 (as so amended, the “Lease”), entered into by and between Hub Properties Trust, a Maryland real estate investment trust, as Landlord, and Phunware, Inc., a Delaware corporation, as Tenant, covering space comprising approximately 5,750 square feet as further described in the Lease in the building located at 7800 Shoal Creek Boulevard, Austin, Texas.

The undersigned Landlord and Tenant hereby certify that (i) possession of the Expansion Premises (as defined in the Lease) was delivered by Landlord to Tenant on                        ,       ; (ii) Landlord’s Expansion Work (as defined in the Lease) and all other improvements to be constructed by Landlord in accordance with the Lease have been satisfactorily completed by Landlord and accepted by Tenant; (iii) the Lease is in full force and effect; (iv) the Expansion Date (as defined in the Lease) occurred on                         ,         ; and (iv) as of the date hereof, there is no default of Landlord and Tenant claims no right to setoff against rents.

IN WITNESS WHEREOF, the parties have caused this Declaration to be executed as a sealed instrument as of this         day of                       ,             .

LANDLORD:

HUB PROPERTIES TRUST

By:
David M. Lepore
Senior Vice President

TENANT:

PHUNWARE, INC.

By:	/s/ Alan Kane
Name: Alan Kane
Title: CFO
Hereunto duly authorized

Exhibit A-1

Expansion Premises

ExhibitA-2

Space Plan

1.	Add (2) two new walls to create (2) two new offices.
2.	Add new door.
3.	Add electrical and data drops for new offices.
4.	Paint new walls to match existing.

Exhibit A-3

Additional Work

1.	Add (2) two floor outlets.
2.	Install new carpet in ’(2) ,two new offices.

SECOND AMENDMENT TO LEASE

This Second Amendment to Lease (this “Second Amendment”) is entered into as of July 3, 2013 by and between Hub Properties Trust, a Maryland real estate investment trust (“Landlord”), and Phunware, Inc., a Delaware corporation (“Tenant”).

W I T N E S S E T H:

WHEREAS, Landlord and Tenant entered into that certain Lease dated November 1, 2011, as amended by that certain First Amendment to Lease dated September 6, 2012 (as so amended, the “Lease”) for certain premises (sometimes referred to herein as the “Existing Premises”) in the building located at 7800 Shoal Creek Boulevard, Austin, Texas, as more particularly described in the Lease; and

WHEREAS, the Lease is scheduled to expire on December 31, 2015; and

WHEREAS, Landlord and Tenant desire to amend the Lease to extend the term thereof and to relocate and expand the premises demised thereby, subject to and upon the terms and conditions hereinafter provided;

NOW, THEREFORE, in consideration of the foregoing and for other consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree that the tease is hereby amended as follows:

1.        Defined Terms. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed,to such terms in the Lease.

2.        Term. The term of the Lease is hereby extended and shall expire on the last day of the month which is seventy four (74) full calendar months following the Second Expansion Date (as defined in Section 6(f) hereof).

3.        Relocation Premises. Commencing on the Relocation Date (as defined in Section 6(f)):

(a)        The Existing Premises shall be excluded from the Premises and the Premises demised under the Lease shall be those certain premises (the “Relocation Premises”) consisting of Suite 230S containing approximately 6,556 rentable square feet and Suite 240S containing approximately 1,489 rentable square feet, as shown on Exhibit A attached hereto.

(b)        The definition of “Premises” set forth in Section 1.1 of the Lease is hereby amended to be the Relocation Premises;

(c)        The definition of “Premises Rentable Area” set forth in Section 1.1 of the Lease is hereby amended to be 8,045 square feet; and

(d)        The definition of “Tenant’s Percentage” set forth in Section 1.1 of the Lease is hereby amended to be five and 30/100 percent (5.30%).

4.        Second Expansion Premises. Commencing on the Second Expansion Date:

(a)        The Premises shall be expanded to include the Relocation Premises plus those certain premises (the “Second Expansion Premises”) consisting of Suite 2425, containing approximately 1,988 rentable square feet, and Suite 243S, containing approximately 590 rentable square. feet, as shown on Exhibit B attached hereto;

(b)        The definition of “Premises” set forth in Section 1.1 of the Lease is hereby amended to be the Relocation Premises plus the Second Expansion Premises;

(c)        The definition of “Premises Rentable Area” set forth in Section 1.1 of the Lease is hereby amended to be 10,623 square feet; and

(d)        The definition of “Tenant’s Percentage” set forth in Section 1.1 of the Lease is hereby amended to be six and 99/100 percent (6.99%).

5.        Annual Fixed Rent.

(a)        For the period commencing on the Relocation Date and ending on the day preceding the Second Expansion Date (Which period, as of the date of this Second Amendment, is estimated to be, approximately three (3) months), Annual Fixed Rent shall be payable in equal monthly installments of $7,374.58. If the Relocation Date is not the first day of a calendar month, Annual Fixed Rent for the month in which the Relocation Date occurs shall be (i) $5,031.25 multiplied by a fraction, the numerator of Which is the number of days from the first day of such month through the day preceding the Relocation Date (inclusive of both days) and the denominator of which is the number of days in such month; plus (ii) $7,374.58 multiplied by a fraction, the numerator of which is the number of days from the Relocation Date through the last day of such month (inclusive of both days) and the denominator of which is the last day of such month. If the Second Expansion Date is not the first day of a calendar month, Annual Fixed Rent for the month in which the Second Expansion Date occurs shall be determined as provided in (c) below.

(b)        For the period commencing on the Second Expansion Date and ending on the last day of the month which is seventy four (74) full calendar months following the Second Expansion Date, Annual Fixed Rent shall be payable in accordance with the following schedule:

Months	Annual Fixed Rent	Monthly Installment
	(per annum)
1	---	$5,270.83
2	---	$9,737.75
3-14	$122,164.50	$10,180.38
15-26	$127,476.00	$10,623.00
27-38	$132,787.50	$11,065.63
39-50	$138,099.00	$11,508.25
51-62	$143,410.50	$11,950.88
63-74	$148,722.00	$12,393.50

(c)        For the purpose of the timing of the adjustment of Annual Fixed Rent in the above schedule, the first “Month” shall commence on the Second Expansion Date, except that, if the Second Expansion Date is not the first day of a calendar month, the first Month shall commence on the first day of the calendar month following the Second Expansion Date and Annual Fixed Rent for the month in which the Second Expansion Date occurs shall be (i) $7,354.58 multiplied by a fraction, the numerator of which is the number of days from the first day of such month through the day preceding the Second Expansion Date (inclusive of both days) and the denominator of which is the number of days in such month; plus (ii) $9,737.75 multiplied by a fraction, the numerator of which is the number of days from the Second Expansion Date through the last day of such month (inclusive of both days) and the denominator of which is the last day of such month. In addition, Tenant acknowledges that the Annual Fixed Rent for Month 1 set forth in the above schedule is partially abated in the amount of $4,466.92, and agrees that if a Default of Tenant shall occur at any time prior to the Second Expansion Date, Tenant shall no longer be entitled to such abatement and, notwithstanding the foregoing schedule, Annual Fixed Rent for Month 1 shall be $9,737.75.

6.        Condition and Preparation of Relocation Premises and Second Expansion Premises.

(a)        Tenant acknowledges that it has been given adequate opportunity to inspect the Relocation Premises and Second Expansion Premises and Tenant accepts the same in their “as is” condition but with the Improvement Work (as hereinafter defined) substantially complete, as hereinafter provided.

(b)        Landlord shall make the initial improvements to the Relocation Premises as shown on the plan (the “Relocation Space Plan”) attached hereto as Exhibit A-1, and the initial improvements to the Second Expansion Premises as shown and described on the plan (the “Second Expansion Space Plan”) attached hereto as Exhibit B-1, excluding any furniture, furnishings or other personal property shown or described thereon or any items of work designated as Tenant’s responsibility. Tenant shall be permitted to select the finishes and colors for such initial improvements and Landlord’s approval shall not be required for any selections from Landlord’s Building-standard samples. If Tenant shall select finishes or colors that are not Building-standard (“Non-Standard Selections”), such Non-Standard Selections shall be subject to Landlord’s review and approval, which approval shall not be unreasonably, withheld, conditioned or delayed, provided such Non-Standard Selections meet or exceed Landlord’s minimum standards for the Building and the initial improvements incorporating such Non-Standard Selections are not visible from the common areas of the Building or Property. Without limiting any provision of this Section 6, to the extent any Non-Standard Selections shall cause the Improvement Work to exceed the Improvement Contribution (as such terms are hereinafter defined), Tenant shall comply with the provisions of paragraph (e) below with respect to any excess cost. Tenant agrees to submit to Landlord Tenant’s selection of all such finishes and colors within three (3) Business Days after Landlord’s request therefor and, in the event any Non-Standard Selections shall not be approved, Tenant shall submit a replacement selection for each selection Landlord does not approve within three (3) Business Days after Landlord’s notice of non-approval thereof. Landlord’s approval of any Non-Standard Selections shall have no effect on any rights Landlord may have under Subsection 6.1.8 or any other provision of the Lease with respect to the removal, upon the expiration or earlier termination of the term of the Lease of any alterations or improvements made by or on behalf of Tenant unless such rights are expressly waived in writing by Landlord.

(c)        Landlord shall cause its architect to prepare drawings and specifications (collectively, the “Improvement Plans”) for the improvements to the Relocation Premises and the Second Expansion Premises, sufficient to enable Landlord’s contractor to construct the improvements shown and described on the Relocation Space Plan with respect to the Relocation Premises and the Second Expansion Space Plan with respect to the Second Expansion Premises. The Improvement Plans shall be delivered to Tenant for its approval, which approval shall, be given unless there are errors or omissions in the Improvement Plans. Tenant shall have five (5) Business Days after receipt thereof to review the Improvement Plans and to notify Landlord, in writing of any such errors or omissions (which shall be limited to material inconsistencies with the Relocation Space Plan with respect to improvements to the Relocation Premises or the Second Expansion Space Plan with respect to the Second Expansion Premises, and Tenant shall describe particularly how each such inconsistency differs therefrom). If Tenant fails to give Landlord such notice within said period, the Improvement Plans shall be deemed approved. In the event Tenant gives Landlord a timely notice of any such errors or omissions, Landlord shall make the necessary corrections to the Improvement Plans and shall resubmit the Improvement Plans to Tenant for Tenant’s approval (in which case Tenant shall have three (3) Business Days to review the corrected Improvement Plans and to notify Landlord of any errors or omissions as aforesaid, and if Tenant fails to so notify Landlord, such resubmission shall be deemed approved) and this process shall continue until final Improvement Plans are approved by Landlord and Tenant with respect to the Relocation Premises and the Second Expansion Premises.

(d)        Following approval of the Improvement Plans by Landlord and Tenant, Landlord shall perform the work shown on the Improvement Plans with respect to the Relocation Premises and, subsequently, with respect to the Second Expansion Premises (collectively, the “Improvement Work”) in a good and workmanlike manner, in compliance with applicable laws and codes, and in accordance with construction schedules reasonably established by Landlord, using Building standard materials and installations, except as expressly provided otherwise in the Improvement Plans. Tenant agrees that Landlord may make any changes in the Improvement Work from that shown on the Improvement Plans, the necessity or desirability of which becomes apparent following approval of the Improvement Plans, upon prior written notice to Tenant for non-substantial changes and with the approval of Tenant (which approval shall not be unreasonably withheld, conditioned or delayed) for substantial changes. Landlord shall use reasonable efforts to complete the Improvement Work with respect to the Relocation Premises by August 1, 2013 and the Improvement Work with respect to the Second Expansion Premises by November 1, 2013, but Tenant shall have no claim against Landlord for failure so to complete the Improvement Work by any particular date.

(e)        Landlord shall provide Tenant with an allowance (the “Improvement Contribution”) of up to One Hundred Forty Eight Thousand Seven Hundred Twenty Two and 00/100 Dollars ($148,722.00) for the performance of the Improvement Work, and Tenant shall not be liable for any cost of the Improvement Work to the extent that the cost thereof is less than or equal to the Improvement Contribution. To the extent that the cost of the Improvement Work exceeds the Improvement Contribution, Tenant shall pay the entire excess within ten (10) days after delivery to Tenant of a final accounting of the cost of the Improvement Work. For purposes of this subsection (b), “cost” shall be the actual cost to Landlord of performing the Improvement Work including, without limitation, all architectural and engineering fees and expenses (including, without limitation, the cost of preparing and revising the Improvement Plans), all contractor charges for the cost of work and materials, profit, general conditions and overhead and supervision, and all filing fees and other permitting costs. Tenant shall, if requested by Landlord, execute an agreement (the “Excess Cost Agreement”) confirming Landlord’s estimate of such excess costs, and Tenant’s obligation therefor, prior to the time Landlord shall be required to commence the Improvement Work.

(f)        The “Relocation Date” shall be the first day as of which the Improvement Work with respect to the Relocation Premises has been completed except for items of work (and, if applicable, adjustment of equipment and fixtures) which can be completed after occupancy, of the Relocation Premises has been taken without causing undue interference with Tenant’s use thereof (i.e. so-called punch list items). Landlord shall complete as soon as conditions permit all punch list items and Tenant shall afford Landlord access to the Relocation Premises for such purposes. The “Second Expansion Date” shall be the first day as of which the Improvement Work with respect to the Second Expansion Premises has been completed except for such so-called punch list items which can be completed after occupancy of the Second Expansion Premises has been taken without causing undue interference with Tenant’s use thereof. Landlord shall complete as soon as conditions permit all punch list items and Tenant shall afford Landlord access to the Second Expansion Premises for such purposes.

(g)        Tenant acknowledges that, following the Relocation Date, portions of the Improvement. Work with respect to the Second Expansion Premises may be performed in the Relocation Premises during Normal Building Operating Hours or evenings and/or weekends, as determined by Landlord in its sole discretion, and Tenant shall provide Landlord’s contractor with access to the Relocation Premises during such times. Landlord shall direct its contractor to use all reasonable efforts to coordinate such access and its activities within the Relocation Premises with Tenant and to use reasonable efforts to minimize any interference with Tenant’s use of the Relocation Premises, provided that Landlord shall incur no liability to Tenant for any disruption of Tenant’s business caused by the performance of such Improvement Work including, without limitation, any temporary suspension of services in connection therewith. Tenant agrees to cooperate with Landlord and Landlord’s contractor and to follow all reasonable directions given by either of them in connection with the performance of such Improvement Work. Without limiting the foregoing, Tenant agrees to remove Tenant’s fixtures, equipment and other personal property from the work area(s) within the Relocation Premises promptly upon receiving a request to do so from Landlord’s contractor. Tenant shall determine what measures are necessary to protect Tenant’s computers, equipment, furnishings and other personal property in the Relocation Premises from dust and other hazards caused by such Improvement Work, and Tenant shall be fully, responsible for taking such measures and any cost incurred in connection therewith.

(h)        Both Landlord and Tenant shall appoint one individual as its “Construction Representative” who is authorized to act on its behalf in connection with any matters arising pursuant to this Section 6. The Construction Representative may be changed from time to time by notice hereunder from the then current Construction Representative to the other party’s Construction Representative or by notice from Landlord or Tenant pursuant to Section 10.1. The initial Construction Representatives shall be Jason Wyatt (Landlord) and Scott Kenyon (Tenant). Notwithstanding Section 10.1, any notices or other communication under this Section 6 may be made by letter or other writing sent by U.S. mail, facsimile or email, provided the communication is made by one party’s Construction Representative to the other party’s Construction Representative.

7.        Surrender of Existing Premises. Tenant shall deliver possession of the Existing Premises to Landlord on or before the date which is three Business Days following the Relocation Date (the “Move-Out Period”), in the condition required in Subsection 6.1.8 of the Lease as if the term of the Lease had expired with respect to the Existing Premises. Without limiting the foregoing, Tenant, at Tenant’s sole cost and expense, shall remove all of Tenant’s furniture, fixtures, equipment and all other personal property from the Existing Premises on or before the expiration of the Move-Out Period. All of the provisions of the Lease shall apply to the Existing Premises as if the Existing Premises were still the Premises demised under the Lease during such Move-Out Period except there shall be no obligation to pay Annual Fixed Rent or Additional Rent on account of Taxes or Operating costs during such Move-Out Period. Any failure by Tenant to deliver possession of the Existing Premises to Landlord in the condition required in Subsection 6.1.8 on or before the expiration of the Move-Out Period shall be treated as a holding over in the Existing Premises as if the Existing Premises were still the Premises demised under the Lease and, in addition to all other amounts payable under the Lease, Tenant shall pay to Landlord Four Hundred Forty Four and 96/100 Dollars ($444.96) per day for each day in the period commencing on the day following the expiration of the Move-Out Period and ending on the date Tenant shall deliver possession of the Existing Premises to Landlord in the condition required in said Subsection 6.1.8 (inclusive of both days). Tenant shall also pay to Landlord all damages, direct and/or consequential (foreseeable and, unforeseeable), sustained by reason of any such holding over following the expiration of the Move-Out Period. Otherwise, all of the covenants, agreements and obligations of Tenant under the Lease shall apply and be performed by Tenant during such period of holding over as if the Existing Premises were still the Premises and the Lease were still in effect with respect thereto.

8.        Heat and Air-Conditioning. Subsection 5.1.1 of the Lease is hereby amended to provide that, as of the date of this, Second Amendment, the charges for HVAC outside of the Normal Building Operating Hours are $5.00 per unit per hour with a $20.00 minimum charge per request. Such charges may be changed by Landlord from time to time, as provided in said Subsection 5.1.1.

9.        Parking. Commencing on the Relocation Date and continuing through the day preceding the Second Expansion Date, Subsection 5.1.6(a) of the Lease is hereby amended to provide that Tenant shall have the right to use up to thirty-five (35) uncovered, unreserved parking spaces in the Parking Facility; and commencing on the Second Expansion Date, said Subsection 5.1.6(a) is hereby amended to provide that. Tenant shall have the right to use up to forty-six (46) such uncovered, unreserved parking spaces in the Parking Facility. All such parking spaces shall be made available to Tenant without additional charge and the use of such parking spaces shall be subject to the provisions of Subsection 5.1.6 and all other applicable provisions of the Lease.

10.        Security Deposit. Concurrently with the execution of this Amendment, Tenant shall deposit with Landlord an additional $15,746.76, whereupon the definition of “Security Deposit” set forth in Section 1.1 of the Lease shall be amended to be “$34,223.76”. Notwithstanding the provisions of Section 4.7 or any other applicable provision of the Lease to the contrary, if at the time of request by Tenant at least twenty (24) months shall have then elapsed in the term of the Lease since the Second Expansion Date and Tenant shall have fully and timely performed all of its obligations under the Lease, then at Tenant’s request, the definition of “Security Deposit” in Section 1.1 Of the Lease shall be amended to be “$18,477.00”, and Landlord’ shall promptly refund $15,746.76 to Tenant.

11.        Notices. Sections 1.1 and 10.1 are hereby amended to, provide that the address for notices to Landlord and Tenant shall be as follows:

If to Landlord:	Hub Properties Trust
c/o Reit Management & Research LLC 800 West 34th Street, Suite 220
Austin, TX 78705
Attn: Vice President, Central Region

with a copy to:	Reit Management & Research LLC Two Newton Place 255 Washington Street, Suite 300 Newton, MA 02458 Attention: Jennifer B. Clark

or such other address or addresses as may from time to time hereafter be designated by Landlord by notice to Tenant; and, commencing on the Relocation Date,

If to Tenant:	Phunware, Inc.
7800 Shoal Creek Boulevard, Suite 230S Austin, TX 78757
Attention: Scott Kenyon

or such other address or addresses as may from time to time hereafter be designated by Tenant by notice to Landlord.

12.        Limitation on Liability. In addition to all other limitations contained in the Lease, as amended hereby, Landlord hereby notifies Tenant that the Declaration of Trust of Hub Properties Trust provides, and Tenant agrees; that no shareholder, trustee, officer, employee or agent of Landlord shall be held to any liability for any debt, claim, demand, judgment, decree, liability or obligation of any kind (in tort, contract or otherwise) of, against or with respect to Landlord or arising out of any action taken or omitted for or on behalf of Landlord.

13.        Brokerage. Tenant warrants and represents that it has dealt with no broker in connection with the consummation of this Second Amendment, other than Transwestern and HPI Corporate Services, and in the event of any brokerage claims or liens, other than by Transwestern and/or HPI Corporate Services, against Landlord or the Property predicated upon or arising out of prior dealings with Tenant, Tenant agrees to defend the same and indemnify and hold Landlord harmless against any such claim, and to discharge any such lien.

14.        As amended hereby, the Lease is hereby ratified and confirmed.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Second Amendment as of the date above first written.

LANDLORD:

Hub Properties Trust

By:	/s/ David M. Lepore
David M. Lepore
Senior Vice President

TENANT:

Phunware, Inc.

By:	/s/ Alan Michael Kane
	Name:	Alan Michael Kane
	Title:	CFO

Exhibit A

Relocation Premises

Suites 230-S & 240-S

Exhibit A-1

Relocation Space Plan

Exhibit B

Second Expansion Premises

Suites 243-S & 242-S

Exhibit B-1

Second Expansion Space Plan

Exhibit C

Declaration by Landlord and Tenant
as to Date of Delivery and Acceptance of
Possession of Relocation Premises

Attached to and made a part of that certain Second Amendment to Lease dated July __ 2013 (the “Second Amendment”), amending that certain Lease dated November 1, 2011, as amended by that certain First Amendment to Lease dated September 6, 2012 (the Lease as so amended by the First Amendment to Lease and the Second Amendment to Lease is hereinafter referred to as the “Lease”), entered into by and between Hub Properties Trust, a Maryland real estate investment trust, as “Landlord”, and Phunware, Inc., a Delaware corporation, as “Tenant”, with respect to those certain premises comprised of the Relocation Premises (as defined in the Second Amendment), containing approximately 8,045 rentable square feet, as further described in the Second Amendment, in the building located at 7800 Shoal Creek Boulevard, Austin, Texas.

The undersigned Landlord and Tenant hereby certify that (i) possession of the Relocation Premises was delivered by Landlord to Tenant on _________ ___, 20__; (ii) the Improvement Work (as defined in the Second Amendment) with respect to the Relocation Premises and all other improvements to be constructed therein by Landlord in accordance with the Second Amendment have been satisfactorily completed by Landlord and accepted by Tenant; (iii) the Lease is in full force and effect; (iv) the Relocation Date (as defined in the Second Amendment) occurred on _________ ___, 20__; and (v) as of the date hereof, there is no default of Landlord under the Lease and Tenant claims no right to setoff against rents.

IN WITNESS WHEREOF, the parties have caused this Declaration to be executed, as a sealed instrument as of this ___day of _________, 20__.

LANDLORD:

Hub Properties Trust

By:
David M. Lepore
Senior Vice President

TENANT:

Phunware, Inc.

By:
Name:
Title:

Exhibit D

Declaration by Landlord and Tenant

as to Date of Delivery and Acceptance of

Possession of Second Expansion Premises

Attached to and made a part of that certain Second Amendment, to Lease dated July ___ 2013 (the “Second Amendment”), amending that certain Lease dated November 1, 2011, as amended by that certain First Amendment to Lease dated September 6, 2012 (the Lease as so amended by the First Amendment to Lease and the Second Amendment, to Lease is hereinafter referred to as the “Lease”), entered into by and between Hub Properties Trust, a Maryland real estate investment trust, as “Landlord”, and Phunware, Inc., a Delaware corporation, as “Tenant”, with respect to those certain premises comprised of the Relocation Premises and the Second Expansion Premises (as those terms are defined in the Second Amendment), containing approximately 10,623 rentable, square feet, as further described in the Second Amendment, in the building located at 7800 Shoal Creek Boulevard, Austin, Texas.

The undersigned Landlord and Tenant hereby certify that (i) possession of the Second Expansion Premises (as defined in the Second Amendment) was delivered by Landlord to Tenant on, ______________ ___, 20__; (ii) the Improvement Work (as defined in the Second Amendment) and all other improvements to be constructed by Landlord in accordance with the Second Amendment have been satisfactorily completed by Landlord and accepted by Tenant; (iii) the Lease Is in full force and effect; (iv) the Second Expansion Date (as defined in the Second Amendment) occurred on _____________ __, 20__ and the term of the Lease shall expire on _________ ___, 20__; and (v) as of the date hereof, there is no default of Landlord under the Lease and Tenant claims no right to setoff against rents.

IN WITNESS WHEREOF, the parties have caused this Declaration to be executed as a sealed instrument as of this _____day of______________, 20__.

LANDLORD:

Hub Properties Trust

By:
David M. Lepore
Senior Vice President

TENANT:

Phunware, Inc.

By:
Name:
Title: